UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
EXPRESSJET HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 2, 2009
To Our Stockholders:
On behalf of our Board of Directors, we are pleased to invite you to attend the ExpressJet Holdings, Inc. 2009 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at The Houston Marriott North at Greenspoint, 255 N Sam Houston Parkway East, Houston, Texas on Thursday, May 14, 2009, at 10:00 a.m., local time. At the meeting, we will act on the matters described in the attached proxy statement, and there will be an opportunity to discuss other matters of interest to you as a stockholder.
Please vote by internet or telephone as described in the attached proxy statement, even if you plan to attend the meeting in person. Alternatively, you may date, sign and mail the enclosed proxy in the envelope provided. We look forward to seeing you in Houston.
Sincerely,
James B. Ream
President and Chief Executive Officer

EXPRESSJET HOLDINGS, INC.
700 North Sam Houston Parkway West
Suite 200
Houston, Texas 77067

NOTICE OF 2009 ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD MAY 14, 2009

The 2009 Annual Meeting of Stockholders of ExpressJet Holdings, Inc. will be held at The Houston Marriott North at Greenspoint, 255 N Sam Houston Parkway East, Houston, Texas on Thursday, May 14, 2009, at 10:00 a.m., local time, for the following purposes:
1. To elect three members of our Board of Directors, to serve in Class II, with terms expiring at the 2012 annual stockholders meeting;
2. To consider and act upon a proposal to approve amendment and restatement of the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan;
3. To consider and act upon a proposal to approve the 2009 ExpressJet Holdings, Inc. Employee Stock Purchase Plan;
4. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the company and its subsidiaries for 2009; and
5. To consider and act upon any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.
The holders of record of the company’s common stock at the close of business on March 26, 2009 are entitled to notice of and to vote at the meeting.
Sincerely,
Suzanne L. Johnson
Secretary
Houston, Texas
April 2, 2009
Please authorize your proxy and direct your vote even if you plan to attend the meeting in person. You may do so by internet or telephone as described in the attached proxy statement. Alternatively, you may date, sign and mail the enclosed proxy and return it promptly by mail in the envelope provided. If you mail the proxy, no postage is required if mailed in the United States. If you do attend the meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

Proxy Statement for the
Annual Meeting of Limited Partners of
EXPRESSJET HOLDINGS, INC.
PROXY STATEMENT
2009 Annual Meeting of Stockholders
to be held May 14, 2009

EXPRESSJET HOLDINGS, INC.
700 North Sam Houston Parkway West
Suite 200
Houston, Texas 77067

PROXY STATEMENT
2009 Annual Meeting of Stockholders
to be held May 14, 2009

THE MEETING
Purpose, Place, Date and Time
We are providing this proxy statement to you in connection with the solicitation on behalf of our board of directors of proxies to be voted at the company’s 2009 annual stockholders meeting or any adjournment or postponement of that meeting (the “Meeting”). The Meeting will be held at The Houston Marriott North at Greenspoint, 255 N Sam Houston Parkway East, Houston, Texas on Thursday, May 14, 2009, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders. This proxy statement, and the accompanying proxy and 2008 Annual Report, are being first mailed or otherwise delivered to stockholders on or about April 2, 2009.
Record Date; Stockholders Entitled to Vote; Quorum; Vote Required
Holders of record of our common stock at the close of business on March 26, 2009, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. At the close of business on the record date, ExpressJet had 15,077,330 shares of common stock outstanding. Subject to certain limitations on voting by non-U.S. citizens (defined below), each share of our common stock is entitled to one vote per share on the matters proposed.
A quorum of stockholders is necessary for a valid meeting. A quorum is comprised of the holders of a majority of the outstanding shares of common stock, attending the Meeting personally or represented by proxy.
Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum, but they will not be included in the number of votes cast on a matter. As a result, they will not be taken into account in determining the approval of any of the proposals to be considered at the Meeting.
Broker non-votes will also be considered present for the purpose of determining the presence of a quorum. (Broker non-votes occur when brokers or other nominees who hold shares for another are not permitted under stock exchange rules to vote on a matter without instructions from beneficial owners of the shares and no instructions are given.) Brokers are permitted to vote on the election of directors and the ratification of auditors without instructions from beneficial owners, so we do not anticipate any broker non-votes with respect to Proposals 1 and 4. However, brokers are not permitted to vote on equity compensation plans without instructions, so broker non-votes could occur with respect to Proposal 2 or 3. Broker non-votes are not treated as votes cast or shares entitled to vote with respect to a particular matter; consequently, they will not affect approval of the company’s 2007 Stock Incentive Plan or Employee Stock Purchase Plan.
Elections of directors are determined by a plurality of the votes cast. Accordingly, directors who receive the highest number of votes cast will be elected. Approval of the amendment to the company’s 2007 Stock Incentive Plan requires approval by a majority of the votes cast on Proposal 2. Approval of the company’s 2009 Employee Stock Purchase Program requires approval by a majority of the votes cast on Proposal 3. Ratification of the appointment of independent auditors requires approval by a majority of the votes cast on Proposal 4.

Voting of Proxies
Although you may use the enclosed postage-paid envelope to return the proxy or voting form that accompanies this proxy statement, we would prefer that you vote instead by internet or telephone, which saves the company money. Please note that the telephonic voting described below is not available for shares held by non-U.S. citizens.
Shares Held of Record. Stockholders with shares registered in their names at Mellon Investor Services LLC, our transfer agent and registrar, may authorize a proxy by internet at the following internet address: http://www.proxyvoting.com/xjt, or by telephone by calling Mellon at 1-866-540-5760. Proxies submitted through Mellon by internet or telephone must be received by 11:59 p.m. Eastern time on May 13, 2009. Giving a proxy will not affect your right to vote in person if you decide to attend the Meeting.
Shares Held in a Bank or Brokerage Account. A number of banks and brokerage firms participate in a program (separate from that offered by Mellon Investor Services) that also permits stockholders to direct their vote by internet or telephone. If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through one of these programs must also be received by 11:59 p.m. Eastern time on May 13, 2009. Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.
The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, allow stockholders to give their proxy instructions, and confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of their shares by internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.
Revocation of Proxies
You can revoke your proxy before it is exercised at the Meeting in any of three ways:
•	by submitting written notice to our Secretary before the Meeting that you have revoked your proxy;
•	by timely submitting another proxy by internet, telephone or mail that is later dated and, if by mail, that is properly signed; or
•	by voting in person at the Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares.
Expenses of Solicitation
ExpressJet will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by internet, telephone, telegram, fax and in person by regular employees and directors of the company, none of whom will receive additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.
Other Matters To Be Acted on at the Meeting
At the Meeting, we will act only on the matters indicated on the accompanying Notice and on procedural matters related to the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS
We have only one class of voting securities outstanding, common stock, which is entitled to one vote per share subject to the following limitations. Under U.S. law, no more than 25% of the voting stock of a U.S. air carrier such as the company’s wholly owned subsidiary, ExpressJet Airlines, Inc., may be owned or controlled, directly or indirectly, by persons who are not U.S. citizens. Consequently, the company must be a U.S. citizen. For these purposes, a “U.S. citizen” means:
•	an individual who is a citizen of the United States;
•	a partnership, each partner of which is an individual who is a citizen of the United States; or
•	a corporation or association organized under the laws of the United States or a state, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States.
The U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by citizens of the United States. Our certificate of incorporation provides that no shares of capital stock may be voted by or at the direction of persons who are not U.S. citizens unless those shares are registered on a separate stock record. Accordingly, you will be asked to certify to the company when you vote by proxy or in person either that you are a U.S. citizen as defined above, or that your shares have been registered on our foreign stock record. Our bylaws further provide that no shares will be registered on this record if the amount so registered would exceed U.S. foreign ownership restrictions.
Beneficial Ownership of Common Stock by Certain Persons
The following table sets forth, as of March 26, 2009 (except as noted below), information available to us with respect to persons that beneficially own more than five percent of any class of our voting securities.

Name and Address of Beneficial Holder	Title of Class	Number of Shares	Percent of Class
Credit Suisse (1)	common stock	3,002,505	19.91%
11 Madison Ave
New York, NY 10010

Tradewinds Global Investors, L.L.C. (2)	common stock	2,547,264	16.89%
2049 Century Park East, 20th Floor
Los Angeles, CA 90067

Stelliam Investment Management (3)	common stock	1,750,000	11.61%
31 West 52nd Street, 16th Floor
New York, NY 10019

Quattro Global Capital, LLC (4)	common stock	1,665,170	11.04%
546 Fifth Ave., 19th Floor
New York, New York, 10036

Quattro Fund, Ltd. (5)	common stock	1,569,752	10.41%
546 Fifth Avenue, 19th Floor
New York, NY 10036

(1)	Pursuant to a Schedule 13D/A filed on February 25, 2009, Credit Suisse reported that it had shared voting and dispositive power as to 3,002,505 shares of our common stock.

(2)	Pursuant to a Schedule 13G/A filed on February 13, 2009, Tradewinds Global Investors, L.L.C. reported that it had sole voting power as to 2,547,264 shares of our common stock and sole dispositive power as to 2,585,616 shares of our common stock.

(3)	Pursuant to a Schedule 13G/A filed on March 13, 2009, Stelliam Investment Management reported that it had sole voting and dispositive power as to 1,750,000 shares of our common stock.

(4)	Pursuant to a Schedule 13G/A filed on February 11, 2009, Quattro Global Capital, LLC reported that it had shared voting and dispositive power as to 1,665,170 shares of our common stock.

(5)	Pursuant to a Schedule 13G/A filed on February 11, 2009, Quattro Fund, Ltd. reported that it had shared voting and dispositive power as to 1,569,752 shares of our common stock.
Beneficial Ownership of Common Stock by Directors and Executive Officers
The following table shows, as of March 26, 2009, the number of shares of our common stock beneficially owned by each of our current directors and nominees, our executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group. Except as indicated to the contrary, each individual listed below has sole voting and dispositive power over the shares shown.

	Amount and Nature of
Name of Beneficial Holder	Beneficial Ownership		Percent of Class
Salvatore J. Badalamenti	2,000	(1)	*
George R. Bravante, Jr.	2,800	(2)	*
Janet M. Clarke	3,800	(3)	*
Charles R. Coble	25,268	(4)	*
Kim A. Fadel	3,600	(3)	*
Alan Freudenstein	0		*
Judith R. Haberkorn	2,000	(1)	*
Andrew N. Jent	4,394	(5)	*
Patrick Kelly	51,835	(6)	*
William F. Loftus	33,270	(7)	*
Karen P. Miles	23,364	(8)	*
Lamphung Ngo-Burns	8,878	(9)	*
James E Nides	75,599	(4)	*
James B. Ream	177,000	(10)	*
Bonnie S. Reitz	2,600	(1)	*
All executive officers and directors as a group (15 persons)	416,408	(11)	2.7%

*	Indicates ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes 1,000 shares that may be purchased under options currently or becoming exercisable within 60 days, which shares are referred to hereafter as “option shares”.

(2)	Includes 1,400 option shares.

(3)	Includes 2,400 option shares.

(4)	Includes 18,313 option shares.

(5)	Includes 2,644 option shares.

(6)	Includes 800 option shares.

(7)	Includes 18,951 option shares.

(8)	Includes 16,313 option shares.

(9)	Includes 6,150 option shares.

(10)	Includes 42,250 option shares.

(11)	Includes 132,934 option shares.

GENERAL INFORMATION
Board of Directors
Our board of directors currently consists of ten persons, all of whom, other than James B. Ream, our President and Chief Executive Officer, and William F. Loftus, who received compensation as a consultant prior to joining our board, have been affirmatively determined by the board to be independent and to have no material relationship with the company or its management under the standards set forth in the Corporate Governance Guidelines (the “Guidelines”) adopted by our board and the applicable rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Guidelines are available on our website at www.expressjet.com and are available in print to any stockholder who sends a written request to our Secretary at our principal executive offices. As to independence, the Guidelines provide as follows:
“The Board defines ‘independent director’ in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual. Because it is not possible to anticipate, or explicitly provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship to a listed company, the Board is responsible for affirmatively determining that each independent director has no material relationship with the Company or its affiliates (either directly as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship will be considered ‘material’ if in the judgment of the Board it would interfere with the director’s independent judgment, and the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.”
The independent directors have no relationship with the company other than their positions as directors.
Board Meetings, Attendance and Communications
Regular meetings of our board of directors are typically held five times per year, and special meetings are scheduled when required. The board held fourteen meetings in 2008. During 2008, each director attended at least 75% of the aggregate number of meetings of the board and each committee of which he or she was a member that were held while that person was a director or committee member. Although we have no formal policy relating to directors’ attendance at the annual stockholders meeting, the annual meeting of our board typically follows the stockholders meeting and it is anticipated that directors will attend both meetings. All of our directors then serving attended our 2008 stockholders meeting.
The non-management members of our board of directors met in executive session (i.e., a session not including our CEO) three times during the last year in accordance with the board’s Corporate Governance Guidelines, which require that the Board do so at least twice each year. As required by the Guidelines, at least one of those sessions was comprised solely of the independent directors. As set forth in the Guidelines, the director that presides at these sessions rotates among the non-management members of the board in order of seniority (or age, in the case of directors of equal seniority).
Stockholders or others desiring to communicate directly with the non-management directors or with any individual director may direct their correspondence to the director(s) at the company’s address set forth above or may do so electronically at the following email address: xjtinternalaudit@expressjet.com. (Please indicate in the subject line which directors are the intended recipients.) The company’s Secretary reviews all correspondence so received and forwards it to the pertinent directors if it relates to the functions of the board or its committees. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the board’s Audit Committee.

Committees of the Board
Audit Committee. The committee met nine times in 2008 and is currently comprised of five directors determined by the board to be independent and financially literate (as defined in applicable SEC and NYSE rules): Mr. Badalamenti, who chairs the committee, Ms. Clarke and Messrs. Bravante, Jent and Kelly. The board of directors has determined that Messrs. Badalamenti and Kelly qualify as audit committee financial experts (as defined in applicable SEC rules).
The board of directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices. As described in greater detail in the charter, the Audit Committee has responsibility to oversee the company’s accounting and financial reporting processes as well as reviews of our interim financial statements and audits of our annual financial statements. The committee has the authority to appoint and otherwise oversee the retention, independence, compensation and work of our independent auditors and to authorize any audit, audit-related or non-audit services that, in the committee’s discretion, are deemed appropriate. The committee reviews with management and the company’s independent auditors the effectiveness of the accounting and financial controls of the company and its subsidiaries, and reviews and discusses the company’s audited financial statements with management and the independent auditors. See “Report of the Audit Committee” below.
Human Resources Committee. The committee met nine times in 2008 and is currently comprised of five directors determined by the board to be independent (as defined in applicable NYSE rules): Ms. Clarke, who chairs the committee, Messrs. Badalamenti and Fadel, Ms. Haberkorn and Ms. Reitz. Pursuant to its charter, which is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices, the committee has the authority to act on behalf of the board of directors with respect to all matters relating to the employment of senior officers by ExpressJet and its subsidiaries, including approval of compensation, benefits, incentives and employment agreements. See “Executive Compensation Report of the Human Resources Committee” below. The committee is also charged with overseeing the company’s general compensation structure and administering its bonus, incentive and other compensation plans when so directed by the board.
Nominating and Corporate Governance Committee. The committee met six times in 2008 and is currently comprised of five directors determined by the board to be independent (as defined in applicable NYSE rules): Ms. Haberkorn, who chairs the committee, Ms. Reitz and Messrs. Bravante, Fadel and Kelly. The committee’s charter is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices. The committee is responsible for identifying individuals qualified to become members of the board of directors, as well as recommending the slate of directors to be nominated by the board at the annual meeting of stockholders or any director to fill a vacancy on the board. The committee will consider nominations from stockholders; any stockholder desiring to submit a nomination to the committee, should send the nomination, together with appropriate background and contact information, to the Secretary of the company at the company’s address set forth above. Please refer to “2010 Annual Meeting” below for information regarding submitting a nomination for the 2010 Annual Meeting of Stockholders.
The director-qualification criteria established in the Corporate Governance Guidelines include the following and are applied by the committee to candidates nominated by stockholders and those originating with the board:
•	reputation, integrity and (for non-management directors) independence;

•	business, government or other professional experience and acumen;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the company;

•	diversity;

•	knowledge of a major geographical area in which the company operates or another area of the company’s operational environment;

•	age (it is the company’s policy that no person will be nominated by the board to serve as a director, or be elected by the board to fill a vacancy on the board, if that person is, or would be on the date of his or her election, age 70 or older);

•	tenure as a member of the company’s board; and

•	the director’s history of attendance at board and committee meetings and the director’s preparation for and participation in these meetings (in the case of current directors).
Candidates may be identified by the committee through current board members or other stockholders or persons. The committee recommended to the board William F. Loftus, who had been identified to the committee by a stockholder, Hayman Advisors, L.P. and its affiliates (“Hayman”). Following the recommendation from the committee, and in connection with entering into an agreement with the Hayman group described more fully below under “Proposal 1: Election of Directors — General,” the board expanded the size of the board from nine to ten members and appointed Mr. Loftus to fill the resulting directorship. The committee also recommended Alan H. Freudenstein, who had been identified to the committee by a stockholder, Credit Suisse Securities (USA) LLC (“Credit Suisse”), and in connection to entering into an agreement with Credit Suisse Securities, as described more fully below under Proposal 1. All candidates, including those recommended by stockholders or other directors, are evaluated according to the criteria described above at regular or special meetings of the committee, and may be considered at any time during the year. If any materials are provided by a candidate or other party in connection with the nomination of a director candidate, those materials are reviewed by the committee in evaluating that candidate.
In addition, the committee recommends the directors to be appointed to committees of the board (other than the committee itself), including in the event of vacancies, and the compensation and benefits of non-management members of the board. The committee developed, and the board adopted, the Corporate Governance Guidelines discussed above. The committee also oversees the annual evaluation of the performance of the board and its committees.
Special Committee. In April 2008, we received an unsolicited, non-binding merger proposal from SkyWest, Inc. (“SkyWest”) to acquire ExpressJet. The SkyWest merger proposal was subject to numerous conditions that we could not immediately or unilaterally accept. The conditions to the SkyWest proposal included the completion of due diligence by both SkyWest and Continental, the approval by SkyWest and Continental of a new CPA, and an amendment satisfactory to SkyWest to our collective bargaining agreement with our pilots. A Special Committee of our board of directors, composed of four independent directors having no ties to our management, Continental Airlines, Inc. (“Continental”) or SkyWest, was appointed to address the SkyWest merger proposal. The Special Committee was assisted by its financial advisor, Goldman, Sachs & Co. (“Goldman Sachs”), and its legal advisor, Abrams & Laster LLP. Members of the Special Committee included Mr. Kelly, who served as chair, Mr. Jent, Ms. Haberkorn, and Ms. Clarke. Following consultation with its legal and financial advisors, the Special Committee announced that it had unanimously rejected SkyWest’s merger proposal and that the Special Committee had commenced a full review of strategic and operations alternatives available to ExpressJet, including immediately engaging in discussions with SkyWest regarding its merger proposal, as well as entering into discussions with Continental regarding an amended capacity purchase agreement (“CPA”). In making its determination to reject SkyWest’s merger proposal, the Special Committee considered all relevant factors, including the Special Committee’s recognition that, while a combination of ExpressJet and SkyWest might produce meaningful synergies, SkyWest’s proposal did not deliver the appropriate value of those synergies to our stockholders and the required change to the pilots’ terms of employment significantly reduced the likelihood that a transaction could ever be concluded. Following execution of confidentiality agreements by SkyWest and Continental on May 3, 2008, ExpressJet and the Special Committee, with the assistance of the Special Committee’s financial and legal advisors, devoted considerable time and effort to assist SkyWest and Continental, as well as their financial and legal advisors, in performing their due diligence and to address the other conditions to the SkyWest merger proposal. The Special Committee and its advisors attempted repeatedly to secure the satisfaction or removal of the multiple conditions to the SkyWest offer. On May 30, 2008, the Master Executive Council of our pilots union notified SkyWest of the Council’s intent not to pursue further discussions on SkyWest’s desired amendment to our collective bargaining agreement with our pilots. Following the pilots’ notification to SkyWest, we engaged in intensive negotiations with Continental over the terms of an amended CPA. During the course of these negotiations, our board of directors was advised that Continental planned to terminate the current CPA if an amended agreement could was not approved immediately by both companies. During the week of June 2, 2008, SkyWest reaffirmed that its merger proposal continued to be subject to conditions we could not immediately or unilaterally accept: completion of due diligence, the finalization of a CPA between itself and Continental, and acceptance by our pilots of new employment terms. Based on the consideration by the Special Committee and the board of all relevant factors, including the serious concern that Continental would immediately terminate our existing CPA unless we approved an amended agreement with Continental, and taking into account the multiple benefits to ExpressJet resulting from the amended CPA with Continental, the Board determined on June 5 to authorize the amended CPA. We signed the amended CPA with Continental on June 5, 2008, and, on June 6, SkyWest announced that it had determined not to pursue the acquisition of ExpressJet. Following receipt of SkyWest’s merger proposal through June 9, 2008, the Special Committee met 27 times to address matters in connection with the SkyWest merger proposal and the amended CPA. For more information, stockholders should consult the company’s SEC filings, available online at www.expressjet.com, including the Form 8-K that we filed on June 11, 2008 under the heading “Other Events — Background of SkyWest Merger Proposal.”

Compensation of Directors
The following table sets forth the aggregate compensation awarded to, earned by, or paid to our non-management directors for 2008.
Director Compensation for Fiscal Year 2008

						Change in
	Fees					Pension Value
	Earned					and Nonqualified
	or				Non-Equity	Deferred
	Paid in		Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash		Awards(1)	Awards(2)	Compensation ($)	Earnings	Compensation (3)	Total
Salvatore J. Badalamenti	$99,825		—	—	—	—	$7,433	$107,258
George R. Bravante, Jr.	$104,000		—	—	—	—	$9,268	$113,268
Janet M. Clarke	$194,950	(4)	—	—	—	—	$6,493	$201,443
Kim A. Fadel	$81,200		—	—	—	—	$5,320	$86,520
Judith R. Haberkorn	$190,950	(4)	—	—	—	—	$2,229	$193,179
Andrew Jent	$155,199		$35,000	$35,000	—	—	—	$225,199
Patrick Kelly	$204,700	(4)	—	—	—	—	$2,773	$207,473
William F. Loftus	$14,837		$31,500	$31,500	—	—	—	$77,837
Bonnie S. Reitz	$80,200		—	—	—	—	$447	$80,647

(1)	Determined based on the aggregate grant date fair value computed in accordance with FAS 123R, which is the closing price on the grant date multiplied by the number of shares of restricted stock awarded. As of December 31, 2008, Mr. Loftus held 14,319 shares of unvested restricted stock; there were no other unvested stock awards outstanding for any nonemployee.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with FAS 123R. For valuation purposes, we use the Black-Scholes option pricing model. In connection therewith, we have assumed (a) a weighted average risk-free interest rate of 2.1% based on the U.S. Treasury yield curve in effect for the expected term of each option at its grant date; (b) a dividend yield of zero since we have not historically paid dividends on our common stock and have no current intention to do so; (c) expected market price volatility of 69.2% based on the historical volatility of our stock since our initial public offering in April 2002; and (d) an expected option life of ten years based on our historical exercise patterns. (For these purposes, we have assumed that 1.5% of the options will be forfeited.) As of December 31, 2008, the following directors held the following stock options: Mr. Badalamenti — 1,000, Mr. Bravante — 1,400; Ms. Clarke — 2,400; Mr. Fadel — 2,400; Ms. Haberkorn — 1,000; Mr. Jent — 2,644; Mr. Kelly — 800; Mr. Loftus — 18,951; and Ms. Reitz — 1,000. As of April 2, 2009 all of the stock options held by the directors were vested and currently exercisable.

(3)	Represents a tax reimbursement payment made to satisfy some of the federal tax obligations corresponding to the value imputed for flight benefits. Pursuant to SEC rules, the value of flight benefits provided to our directors is not included under All Other Compensation because the total incremental cost to the company of providing such benefits was less than $10,000 for each director.

(4)	During 2008, a Special Committee was formed for which each member of the committee was compensated $100,000. Mr. Kelly was compensated an additional $25,000 for his service as chair of the Special Committee. Other members of the Special Committee included Mr. Jent, Ms. Haberkorn, and Ms. Clarke.

During 2008, members of the board of directors who were not employees of the company (“outside directors”) received an annual retainer of $40,000 per year, which increased to $50,000 if the director chaired the Human Resources or Nominating and Corporate Governance Committees of the board; $55,000 if the director chaired the Audit Committee of the board; or $60,000 if the director was elected chairman of the board. These fees were reduced by 10% in the last quarter of 2008. For 2008, Mr. Jent received a pro-rated annual retainer of $30,099 and Mr. Loftus received a pro-rated annual retainer of $10,337 for membership on the board following their election during the year. Members of the board also received the meeting fees set forth below:
•	$2,000 for each meeting of the board or committee meeting physically attended, with the chairman of the board receiving $3,000 (reduced to $1,800 and $2,700 respectively during the fourth quarter); and
•	$1,000 for each board or telephonic board participation (reduced to $900 during the fourth quarter).
•	Effective January 1, 2009, outside directors receive an annual retainer of $36,000 per year, which increases to $45,000 for the director who chairs the Human Resources or the Nominating and Corporate Governance Committee, $49,500 for the director who chairs the Audit Committee and $54,000 for the director elected as chairman of the board. Meeting fees are as follows:
•	$1,800 for each meeting of the board or committee physically attended, with the chairman of the board receiving $2,700 for his attendance at board meetings; and
•	$900 for telephonic board or committee participation.
From January 1, 2008 to September 11, 2008, outside directors were to receive upon their initial election to the board and at each annual meeting: (i) a non-qualified stock option on the Effective Dates to purchase such number of shares of the common stock of the Company that will result in such option having a Black-Scholes value of $35,000 on the Effective Dates; and (ii) such number of restricted shares of common stock of the Company bearing a fair market value of $35,000 on the Effective Dates, to be issued pursuant to the Company’s 2002 Stock Incentive Plan or 2007 Stock Incentive Plan. Each of the restricted shares and options vest six months following their grant date. On September 11, 2008, the amount in each of the foregoing categories was reduced by 10%, along with an across-the-board reduction in board compensation, to $31,500. In addition, the outside directors unanimously voted to forego any annual grant in 2008, due to the timing of various corporate events as well as a desire to demonstrate a commitment to cost control.
All of our outside directors and their eligible family members receive space available flight benefits on our flights during their term as a director. Additionally, our outside directors for whom we are able to secure such benefits receive access to Continental Airlines’ Presidents Clubs, elite status in Continental’s frequent flyer program, travel on our flights, and passes permitting a fixed amount of travel on Continental at no cost to ExpressJet. Some of these benefits may also include the director’s family and a limited number of other individuals. Where required under applicable law, benefits are taxable to the director, subject to our reimbursement of a portion of the taxes.
All directors receive reimbursement of expenses incurred in attending meetings. No members of our board, other than Mr. Ream whose compensation is described under “Executive Compensation” below, were paid any compensation in 2008 for their services as a director of the company other than the standard compensation arrangement for directors described in this narrative and reimbursement of expenses.

Executive Officers
The following table sets forth information with respect to our current executive officers:

Name, Age and Position	Term of Office and Business Experience

JAMES B. REAM, age 53, President, Chief Executive Officer and Director	Mr. Ream has been Chief Executive Officer since July 2001 and has been President and a director since October 1999. He joined Continental Airlines in 1994 as Vice President, Finance, responsible for accounting, financial planning and analysis. Mr. Ream was President and Chief Operating Officer from 1996 to 1998 of Continental Micronesia, Inc. and Senior Vice President, Asia for Continental Airlines from 1998 to 1999. Prior to joining Continental, he held various positions within the finance department of American Airlines, Inc. from 1987-1994.

LAMPHUNG NGO-BURNS, age 43, Vice President and Chief Financial Officer	Ms. Burns has been Vice President and Chief Financial Officer since September 2008. Prior to that, she was Staff Vice President of Finance and Controller, managing corporate accounting and division controller functions from mid-2005. From 2002 to mid-2005, she was Senior Director and Controller with responsibilities for accounting, treasury, and tax. She began her career with Ernst & Young, gaining diverse auditing and accounting experience before joining the airline industry. She worked for American Airlines and Continental Airlines prior to transitioning to ExpressJet.

CHARLES R. COBLE, age 55, Vice President, Field Services, Purchasing and Corporate Real Estate	Mr. Coble has been Vice President, Field Services, Purchasing and Corporate Real Estate since 1997. Prior to that he held a number of positions with Continental Airlines beginning in 1975, most recently as Director — Airport Services.

JAMES E. NIDES, age 58, Vice President, Flight Operations and Maintenance	Mr. Nides has been Vice President, Flight Operations and Maintenance since 2002. Starting his airline career as a pilot with Comair, Mr. Nides served as Chief Pilot, Director of Operations and Director of Technical Services.

KAREN P. MILES, age 52, Vice President, Human Resources and Administration	Ms. Miles has been Vice President, Human Resources and Administration since 2001. A key member of the ExpressJet executive team, she directs all corporate communications and manages all labor relationships. During her 30 years in the business, she has worked in both human relations and operations areas.

COMPENSATION OF EXECUTIVE OFFICERS
The following tables set forth the aggregate compensation awarded to, earned by, or paid during 2007 and 2008 to the chief executive officer, the chief financial officer a2337d our other executive officers.
Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value
						Incentive	Nonqualified
						Plan	Deferred	All Other
Name and				Stock	Option	Compensa-	Compensation	Compensa-
Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	tion(3)	Earnings(4)	tion(5)	Total
James B. Ream	2008	$344,347	$0	$49,109	$115,830	$293,883	$18,256	$30,882	$852,307
President and	2007	$351,733	$0	$78,986	$112,726	$302,167	$17,210	$31,639	$894,461
Chief Executive	2006	$326,400	$0	$106,580	$48,458	$472,000	$15,115	$27,883	$996,436
Officer
Lamphung Ngo-Burns	2008	$178,283	$0	$26,919	$66,292	$87,500	$6,288	$36,245	$401,527
Vice President	2007	$176,202	$0	$24,413	$71,790	$86,458	$5,769	$33,260	$397,892
and Chief	2006	$164,254	$0	$21,342	$32,770	$129,633	$5,046	$24,769	$377,814
Financial
Officer
Charles R. Coble	2008	$199,828	$0	$53,710	$108,300	$123,113	$27,762	$45,872	$558,585
Vice President —	2007	$202,447	$0	$43,060	$124,306	$125,107	$25,436	$36,990	$557,346
Field Services,	2006	$197,064	$0	$48,235	$72,422	$198,996	$23,552	$70,336	$610,605
Purchasing and
Corporate Real
Estate
James E Nides	2008	$199,828	$0	$53,710	$108,300	$123,113	$28,986	$34,681	$548,618
Vice President —	2007	$202,447	$0	$43,060	$124,306	$125,107	$27,147	$39,213	$561,280
Flight	2006	$197,064	$0	$48,235	$72,422	$198,996	$24,613	$107,228	$648,558
Operations and
Maintenance
Karen P. Miles	2008	$189,833	$0	$53,710	$108,300	$116,957	$22,970	$34,760	$526,530
Vice President —	2007	$191,548	$0	$43,060	$124,306	$118,309	$21,437	$44,276	$542,936
Human Resources	2006	$182,988	$0	$48,235	$72,422	$184,782	$19,189	$36,647	$544,263
and
Administration

(1)	Represents the dollar amount recognized for financial statement reporting purposes computed in accordance with FAS 123R. Includes amounts realized for grants awarded in prior years. For these purposes, we have assumed that none of the shares received will be forfeited.

(2)	Represents the dollar amount recognized for financial statement reporting purposes computed in accordance with FAS 123R. Includes amounts realized for grants awarded in prior years; Mr. Ream did not receive any options in 2007. No options were granted to any executive in 2008. For valuation purposes, we use the Black-Scholes option pricing model. In connection therewith, we have assumed for 2007 option grants (a) a weighted average risk-free interest rate of 4.7% based on the U.S. Treasury yield curve in effect for the expected term of each option at its grant date; (b) a dividend yield of zero since we have not historically paid dividends on our common stock and have no current intention to do so; (c) expected market price volatility of 49.3% based on the historical volatility of our stock since our initial public offering in April 2002; and (d) an expected option life of seven years based on our historical exercise patterns. (For these purposes, we have assumed that 1.5% of the options will be forfeited.). In connection therewith, we have assumed for 2006 option grants (a) a weighted average risk-free interest rate of 4.9% based on the U.S. Treasury yield curve in effect for the expected term of each option at its grant date; (b) a dividend yield of zero since we have not historically paid dividends on our common stock and have no current intention to do so; (c) expected market price volatility of 50.5% based on the historical volatility of our stock since our initial public offering in April 2002; and (d) an expected option life of seven years based on our historical exercise patterns. (For these purposes, we have assumed that 1.5% of the options will be forfeited.)

(3)	Represents amounts earned under the company’s Management Bonus Plan and Long Term Incentive Plan. As detailed below in the “Grants of Plan-Based Awards” table for 2008, no amounts were paid under the Management Bonus Plan.

(4)	Represents amounts allocated to the officers’ accounts in our Supplemental Retirement Plan, which is described below under the heading of the same name, including deemed interest on these allocations and the final payout at year-end upon termination of this Plan (effective December 31, 2008).

(5)	The amount reflected in this column for 2008 represents the value of:

	Ream	Coble	Nides	Ngo-Burns	Miles
(a) a tax reimbursement for the value imputed for flight benefits:	$12,482	$24,022	$24,022	$18,068	$24,021
(b) matching contributions to our 401(k) plan:	$18,400	$21,850	$10,658	$18,177	$10,740
The tax reimbursement amounts represent the payment made to the officer to satisfy some of the federal tax obligations corresponding to the value imputed for the flight benefits. Pursuant to SEC rules, the value of flight benefits provided to our officers is not included under All Other Compensation because the total incremental cost to the company of providing such benefits was less than $10,000 for each officer.
Employment Agreements
We have employment agreements with each of the executive officers listed in the table above that provide for an annual salary and participation in any cash bonus program we maintain. Mr. Ream’s employment agreement permits him to participate in any cash bonus program we maintain at or above the maximum level made available to any other executive. His agreement has a three-year term and automatically renews for additional three-year periods, unless notice of non-renewal is given by either party at least six months prior to the end of a term. The other executives’ employment agreements are at-will and may be terminated by the executive or by us at any time. Mr. Ream’s agreement requires that we make a gross-up payment to him if any payment or benefit he receives from us, under his employment agreement or otherwise, becomes subject to an excise or other special additional tax, including any interest, taxes or penalties imposed with respect to such taxes; the purpose of the payment is to put him in the same after-tax position he would have been had the taxes not been imposed. Payments to our other executives would be reduced to the degree necessary to avoid the imposition of such an excise tax.
Each executive has agreed that he or she will not, in any geographic area or market where we conduct business or have conducted business during the previous 12 months:
•	engage in the regional airline business in the United States;
•	render any advice or services to, or otherwise assist, any person engaged in any regional airline business in the United States; or
•	induce any of our employees to terminate his or her employment with us or hire or assist in the hiring of any such employee.
However, the executives may serve as a director, officer, employee, consultant or advisor of a major, mainline airline so long as their duties are principally related to the business of that airline other than the provision of regional airline services. These non-competition obligations extend until the second anniversary of the respective executive’s termination of employment or, in the case of Mr. Ream, the third anniversary of termination if he is entitled to a termination payment based on a severance period of three years. Please read “Potential Payments Upon Termination or Change in Control” below for information on the executive officers’ severance period and related payments.
Additional information regarding the termination and change-in-control provisions of the executive officers’ employment agreements are set forth below under “Potential Payments Upon Termination or Change in Control.”

Management Bonus Plan
We maintain a Management Bonus Plan providing for an annual cash bonus to executive officers and other key employees if we achieve the target operating income established each year by the board’s Human Resources Committee. Under the plan, executives and other key employees may receive an annual cash bonus targeted at 20 to 60% of base salary, depending on the participant’s level of responsibility, if actual operating income is at least 75% of the target approved by the committee. Payment, if any is made based on our financial performance in relation to the target operating income, with a payout ranging from 75% of target bonus to a maximum of 100% of base salary. Amounts payable under the plan are reflected under the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above. No payments were made under this plan in 2007 or 2008.
Long Term Incentive Plan
Under our Long Term Incentive Plan, our executive officers may receive bonus awards in the form of cash, shares of our common stock or a combination of both. The plan provides that the amount to be awarded to a participant pursuant to a bonus award will be determined by the Human Resources Committee in its sole discretion. Employees are not entitled to receive bonus awards with respect to any vesting date if they are not employed by the company, or on authorized leave, on that vesting date. However, if an employee dies, becomes disabled or is terminated without cause before a vesting date, the employee will be paid the amount of the bonus award that would be payable if he or she remained employed by the company or one of its subsidiaries at that vesting date. This plan originally was scheduled to terminate at the end of 2008 but was extended and now terminates at the end of 2009. Amounts payable under the plan are reflected under the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above.
2007 Long Term Incentive Program
In November 2008, the Company’s executives and management voluntarily elected to forego participation in the 2007 Long Term Incentive Program (“2007 Program”) and surrendered their units previously accrued under the 2007 Program. The 2007 Program has been terminated.
Grants of Plan-Based Awards for Fiscal Year 2008

								All Other
								Stock	All Other
								Awards:	Option		Grant
								Number	Awards:	Exercise	Date Fair
								of	Number of	or Base	Value of
								Shares	Securities	Price of	Stock
		Estimated Future Payouts Under						of Stock	Underlying	Option	and
	Grant	Non-Equity Incentive Plan Awards						or Units (3)	Options	Awards	Option
Name	Date	Threshold		Target		Maximum		(#)	(#)	($/Sh)	Awards
James B. Ream		$151,800	(1)	$202,400	(1)	$337,333	(1)
				$293,883	(2)	—

Lamphung Ngo-Burns		$58,992	(1)	$78,656	(1)	$174,792	(1)
		—		$87,500	(2)
	5-22-08							1,350	—	$—	$21,735

Charles R. Coble		$58,750	(1)	$78,333	(1)	$195,833	(1)
		—		$123,113	(2)	—
	5-22-08							4,500	—	$—	$72,450

James E. Nides		$58,750	(1)	$78,333	(1)	$195,833	(1)
		—		$123,113	(2)	—
	5-22-08							4,500	—	$—	$72,450

Karen P. Miles		$55,813	(1)	$74,417	(1)	$186,042	(1)
		—		$116,957	(2)	—
	5-22-08							4,500	—	$—	$72,450

(1)	Represents amounts that could have been earned under our Management Bonus Plan. No amounts were paid under the plan for 2008.

(2)	Represents amount paid under our Long Term Incentive Plan.

(3)	Restricted stock award made to executives pursuant to our 2007 Stock Incentive Plan. Mr. Ream elected to forego his annual grant in May 2008.
Stock Incentive Plans
2002 Stock Incentive Plan
Our 2002 Stock Incentive Plan allows us to award stock options and restricted stock to our executive officers, other key employees and members of our board of directors. The purpose of the plan is to enable us to attract and retain capable persons to serve as employees and directors and to provide a means whereby those who bear the greatest responsibility for the success and management of our business are provided with an ownership opportunity that rewards their performance and strengthens their concern for our company and our stockholders. All option awards made under the plan must bear an exercise price equal to or greater than the closing price of our common stock on the grant date.
2007 Stock Incentive Plan
Similar to our 2002 Stock Incentive Plan, the purpose of our 2007 Stock Incentive Plan is to enable us to attract and retain persons to serve as employees and directors and to provide an ownership opportunity to those who bear the greatest responsibility for the success and management of our business. To accomplish this purpose, the plan permits us to award stock options, stock appreciation rights, restricted stock, restricted stock unit awards, other share-based awards and performance awards. All option awards made under the plan must bear an exercise price equal to or greater than the closing price of our common stock on the grant date.
2008 Equity Awards
In fiscal 2008, we awarded only restricted stock under the 2007 Stock Incentive Plan. Each grant awarded to the executive officers is included in the Grants of Plan-Based Awards table above. Mr. Ream elected to forego his grant. Although we have not historically paid dividends on our common stock, any dividends payable in the future on our common stock would be payable upon both vested and non-vested shares of restricted stock granted pursuant to the 2007 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying				Shares or		Units of
	Unexercised	Unexercised				Units of		Stock
	Options	Options		Option	Option	Stock That		That
	(#)	(#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested (#)		Vested(1)
James B. Ream	25,000	—		$160.00	4-17-09	—		—
	3,500	—		$114.90	5-7-10	—		—
	2,500	—		$126.60	5-5-11	—		—
	4,250	—		$112.40	4-1-12	—		—
	2,250	750	(2)	$89.90	5-11-12	—		—
	2,000	6,000	(3)	$61.20	5-23-14	—		—
	—	—		—	—	1,375	(4)	$2,338

Lamphung Ngo-Burns	900	—		$160.00	4-17-09	—		—
	300	—		$114.90	5-7-10	—		—
	200	—		$126.60	5-5-11	—		—
	750	—		$112.40	4-1-12	—		—
	375	125	(2)	$89.90	5-11-12	—		—
	1,000	1,000	(5)	$54.00	5-3-13	—		—
	1,000	3,000	(3)	$61.20	5-23-14	—		—
	—	—		—	—	1,963	(6)	$3,337

Charles R. Coble	6,000	—		$160.00	4-17-09	—		—
	2,000	—		$114.90	5-7-10	—		—
	1,000	—		$126.60	5-5-11	—		—
	1,500	—		$112.40	4-1-12	—		—
	1,500	500	(2)	$89.90	5-11-12	—		—
	1,875	1,875	(5)	$54.00	5-3-13	—		—
	1,500	4,500	(3)	$61.20	5-23-14	—		—
	—	—		—	—	5,413	(7)	$9,202

James E. Nides	6,000	—		$160.00	4-17-09	—		—
	2,000	—		$114.90	5-7-10	—		—
	1,000	—		$126.60	5-5-11	—		—
	1,500	—		$112.40	4-1-12	—		—
	1,500	500	(2)	$89.90	5-11-12	—		—
	1,875	1,875	(5)	$54.00	5-3-13	—		—
	1,500	4,500	(3)	$61.20	5-23-14	—		—
	—	—		—	—	5,413	(7)	$9,202

Karen P. Miles	4,000	—		$160.00	4-17-09	—		—
	2,000	—		$114.90	5-7-10	—		—
	1,000	—		$126.60	5-5-11	—		—
	1,500	—		$112.40	4-1-12	—		—
	1,500	500	(2)	$89.90	5-11-12	—		—
	1,875	1,875	(5)	$54.00	5-3-13	—		—
	1,500	4,500	(3)	$61.20	5-23-14	—		—
	—	—		—	—	5,413	(7)	$9,202

(1)	Determined by multiplying the $1.70 closing market price of our common stock on December 31, 2008 by the number of shares in the prior column.

(2)	The options were scheduled to vest in 25% increments on each of May 11, 2006, 2007, 2008 and 2009.

(3)	The options were scheduled to vest in 25% increments on each of May 23, 2008, 2009, 2010 and 2011.

(4)	Of the unvested shares of restricted stock remaining outstanding as of December 31, 2008, (a) 250 are scheduled to vest on May 11, 2009, and (b) 1,125 are scheduled to vest in 375 increments on each of May 23, 2009, 2010 and 2011.

(5)	The options are scheduled to vest in 25% increments on each of May 3, 2007, 2008, 2009 and 2010.

(6)	Of the unvested shares of restricted stock outstanding as of December 31, 2008, (a) 50 are scheduled to vest on May 11, 2009, (b) 563 are scheduled to vest in 187 and 188 share increments on May 23, 2009, 2010 and 2011, and (c) 1,350 are scheduled to vest in 25% increments on each of May 22, 2009, 2010, 2011 and 2012.

(7)	Of the unvested shares of restricted stock remaining outstanding as of December 31, 2008, (a) 125 are scheduled to vest on May 11, 2009, (b) 788 are scheduled to vest in 263 and 262 share increments on May 23, 2009, 2010 and 2011, and (c) 4,500 are scheduled to vest in 25% increments on each of May 22, 2008, 2009, 2010 and 2011.
Option Exercises and Stock Vested for Fiscal Year 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares
	Acquired on Exercise	Exercise	Acquired on Vesting (1)	Value Realized
Name	(#)	($)	(#)	Vesting (2)
James B. Ream	0	0	1,292	$32,859
Lamphung Ngo-Burns	0	0	371	$8,524
Charles R. Coble	0	0	681	$16,760
James E. Nides	0	0	681	$16,760
Karen P. Miles	0	0	681	$16,760

(1)	The share number has been adjusted to account for the Company’s reverse stock split on October 1, 2008.

(2)	Determined by multiplying the number of shares of stock that vested during 2008 by the closing market price of our common stock on the vesting date in April or May 2008, as applicable, for tax purposes.
Supplemental Retirement Plan
In furtherance of the Company’s efforts toward cost reductions and at the request of management, our board of directors discontinued the Supplemental Retirement Plan, effective December 31, 2008. Previously contributed amounts and balances from the Supplemental Retirement Plan will be distributed to participants following the Plan’s termination on December 31, 2008. The text and data below summarizes the plan and the final amounts due to our named executive officers under the plan.
Our Supplemental Retirement Plan was a non-qualified, unfunded deferred compensation plan. Pursuant to the Supplemental Retirement Plan, we provided retirement and termination benefits to certain members of our management or other highly compensated employees, including the executive officers named in the Summary Compensation Table. The plan was designed to compensate participants for the benefits lost by no longer participating in Continental Airlines’ pension plan. The actual compensation under the plan was based on applicable actuarial assumptions and the participant’s age. Under the plan, we maintained an account for each participant to which hypothetical contributions and interest amounts were credited.
On the last day of each calendar year, we credited a hypothetical contribution to each participant’s account equal to a specified percentage of the participant’s base salary, including any portion of base salary deferred, and a hypothetical interest amount equal to 8% of the account balance as of the first day of such calendar year. The interest rate of 8% was determined to approximate the average investment return that an average active employee could expect over time. The hypothetical annual contributions credited for 2008 are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above and in the Pension Benefits table below. Our Human Resources Committee has the ability to, at any time on a prospective basis, change a participant’s specified base salary percentage with respect to a calendar year and the rate of interest to be credited to a participant’s account. The following table shows the respective percentages of the executive officers’ base salaries deemed contributed to the plan annually as of December 31, 2008, which were considered in making their final payments upon termination of the plan.

Percentage of Base Salary
Name	Allocated Annually
James B. Ream	3.50%
Lamphung Ngo- Burns	2.75%
Charles R. Coble	11.0%
James E. Nides	10.5%
Karen P. Miles	8.5%

The following table relates to the final payments to the named executive officers under the Supplemental Retirement Plan.
Pension Benefits at Fiscal Year-End 2008

			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefits(1)	Last Fiscal Year
James B. Ream	Supplemental Retirement Plan	N/A	$99,516	$18,256
Lamphung Ngo- Burns	Supplemental Retirement Plan	N/A	$24,729	$6,288
Charles R. Coble	Supplemental Retirement Plan	N/A	$106,087	$27,762
James E. Nides	Supplemental Retirement Plan	N/A	$134,830	$28,986
Karen P. Miles	Supplemental Retirement Plan	N/A	$112,844	$22,970

(1)	The amounts included in this column include the amount deemed contributed and the amount of interest deemed earned under the plan for 2008, which amounts are set forth in the Change in Pension Value column in the Summary Compensation Table above. These amounts were paid out following the termination of the plan effective December 31, 2008.
Potential Payments Upon Termination or Change in Control
As discussed above under “Executive Compensation — Employment Agreements,” we have employment agreements with each of Ms. Ngo-Burns, Ms. Miles, and Messrs. Ream, Coble and Nides. We may terminate the agreements of the executives at any time, as may the executives. However, if the Company terminated one of their agreements for any reason other than
•	death,
•	incapacity,
•	his or her material breach of the agreement, or
•	“cause” (defined as gross negligence, willful misconduct, or abuse of alcohol or drugs rendering him or her unable to perform), or if the executives terminated the agreement because of a “constructive termination”, defined to mean
•	the assignment to him or her of duties materially inconsistent with those associated with his or her position,
•	a material diminution in the nature or scope of his or her authority,
•	our conduct preventing him or her from performing his or her duties,

•	our requiring him or her to be permanently based outside a major urban center in Texas,
•	actions by us that materially adversely affect his or her corporate amenities, or
•	our material breach of the agreement,
then, the executives would be entitled to a number of benefits under the agreement. For Mr. Ream, these benefits consist of
(i)	immediate vesting of his restricted stock and stock options (which would then be exercisable for up to 30 days), the value of which would vary depending on the value of our common stock at the time (as of December 31, 2008, the restricted stock had a value of $2,338 and the stock options had a value of $0);
(ii)	a lump-sum cash payment of two times the sum of: (x) his base salary of $352,000 plus (y) 125% of his base salary if the termination precedes or is more than two years after a change in control of the company or three times the above sum if the termination occurs within the two years following a change in control (as of December 31, 2008, the value of this benefit totaled $1,584,000, or $2,376,000 if within two years following a change in control);
(iii)	outplacement services for 12 months (with an estimated value at December 31, 2008 of $54,400);
(iv)	payment of any amounts owed but unpaid to him under any plan, policy or program of the company as of the date of termination provided by, and in accordance with the terms of, such plan, policy or program (the value of this benefit as of December 31, 2008 totaled $158,400); and
(v)	a gross-up payment if his payments or benefits become subject to an excise or other additional tax; our current calculations indicate that no gross-up payment would have been required as of December 31, 2008.
In the event of Mr. Ream’s death or disability, his restricted stock and stock options would vest immediately (with stock options exercisable within 30 days). Unless terminated for cause, a material breach of his employment agreement or death, Mr. Ream would receive lifetime flight benefits on any airline operated by us or Continental Airlines, including (w) space available travel to Mr. Ream and eligible family members, (x) positive space travel up to an annual value of $50,000 plus a tax gross-up of up to $10,000 (each subject to annual adjustment) relating to the value of any such positive space travel, (y) participation in Continental Airlines’ frequent flyer program and (z) participation in Continental Airlines’ airport lounge program. If Mr. Ream terminated the agreement for any reason or if the company chose not to renew it, he would also receive certain insurance benefits throughout his lifetime for himself and his eligible family members. These benefits include medical, health, dental, life insurance, disability, vision care, accidental death and dismemberment, and prescription drugs, and would be provided to him at no greater cost than that applicable to a similarly situated executive of the company who has not terminated employment. The cost of the flight benefits to us is nominal. As of December 31, 2008, the value of the contractual right to flight benefits for tax reporting purposes totaled $419,378 and the value of health benefits totaled $118,444. The total value of benefits Mr. Ream would be entitled to for the period of time under which benefits are payable following his termination upon a change in control are estimated at $3,128,960 as of December 31, 2008.
If their employment agreements were so terminated, the other executives would be entitled to a number of benefits under their agreements. If we terminated their agreements other than for their death, incapacity, material breach or “cause” as defined on the previous page, and either before or more than 18 months following a change in control of the company, these benefits would consist of:
(i)	flight benefits similar to those provided to Mr. Ream for the respective officer’s lives; for tax reporting purposes, the values of these contractual rights to flight benefits are estimated to be approximately $330,000 each for Ms. Miles and Messrs. Coble and Nides as of December 31, 2008. However, Ms. Ngo-Burns does not have any similar lifetime flight benefits;

(ii)	insurance coverage similar to Mr. Ream’s, but limited to 24 months, which benefits are valued at approximately $22,750 each for Ms. Ngo-Burns and Ms. Miles and Messrs. Coble and Nides;
(iii)	outplacement services for twelve months, valued at $42,500 for Mr. Ream and $34,000 each for Ms. Ngo-Burns and Ms. Miles and Messrs. Coble and Nides as of December 31, 2008;
(iv)	continued monthly salary payments for 24 months plus specified bonus amounts, aggregating $655,000 each for Messrs. Coble and Nides, $622,000 for Ms. Miles and $594,000 for Ms. Ngo-Burns as of December 31, 2008; and
(v)	at the discretion of our board of directors or its Human Resources Committee, a bonus, the value of which cannot currently be calculated.
However, if the executives were terminated by the Company other than for their death, incapacity, material breach or cause, or if they terminated their employment due to a constructive termination or for any other reason, in either case within 18 months following a change in control (or, in the case of termination by the Company, prior to a change in control to avoid the change in control provisions of the employment agreement), then they would each be entitled to:
(i)	the flight benefits specified above;

(ii)	the insurance coverage specified above;

(iii)	the outplacement services specified above; and

(iv)	a lump-sum cash payment equal to the sum of: (x) a pro rata bonus payment under the company’s Management Bonus Plan, plus (y) two times the executive’s base salary then in effect, plus (z) two times the amount of the his target bonus under the Management Bonus Plan (as of December 31, 2008, the aggregate bonuses would have totaled $160,000 each for Messrs. Coble and Nides, $152,000 for Ms. Miles, and $144,000 for Ms. Ngo-Burns);
However, the executives other than Mr. Ream would not receive a tax gross-up payment if their compensation and benefits would trigger an excise or other additional tax. Instead, their compensation would be reduced to a level sufficient not to trigger the taxes. Consequently, the estimated total value of benefits under all policies and plans that the executive officers would be entitled to for the period of time under which benefits would be payable following termination or a change in control for Messrs. Coble and Nides, Ms. Ngo-Burns and Ms. Miles are estimated at $1,041,750, $1,041,750, $650,750, and $1,008,750, respectively, at December 31, 2008. If a change in control occurred, the outstanding stock options and restricted shares of each of the named executives including Mr. Ream would vest in full. As of December 31, 2008, the value of this vesting was $0 for all stock options held by our named executive officers and $9,202, $9,202, $3,337, and $9,202, for the restricted stock held by Messrs. Coble and Nides, Ms. Ngo-Burns, and Ms. Miles respectively. Such amounts are included in the estimated value of benefits for our named executive officers as of December 31, 2008.
Under our Supplemental Retirement Plan, the accounts allocated to our executive officers were designed to fully vest upon their termination of employment by reason of death, disability, retirement or the occurrence of a change in control. However, we recently terminated the plan, effective December 31, 2008. Thus, the amounts credited to each participant’s account have been distributed as set forth herein in the Pension Benefits table. The approximate value of the deemed contributions made to the officers’ accounts for 2008 are as follows: Ream — $18,256; Coble — $27,762; Nides — $28,986; Ngo-Burns — $6,288 and Miles — $22,970.

COMPENSATION DISCUSSION AND ANALYSIS
The Human Resources Committee (for purposes of this analysis, the “Committee”) of our board has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Committee works to ensure that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally speaking, the types of compensation and benefits provided to executive officers are similar to those provided to our other officers and key employees.
Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” or simply the “executives.”
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract and retain qualified executives. We believe each element of total compensation that we offer improves the competitiveness of our program relative to the compensation paid to similarly situated executives in comparably sized airlines and other companies outside the airline industry and plays an integral role in facilitating the advancement of the company’s interests. To that end, the Company believes that executive compensation packages should include both fixed and variable pay elements designed to deliver a competitive total compensation opportunity to executives. For variable pay elements, the Company uses both cash and stock-based compensation to align executives’ interests with those of stockholders and to reward performance measured by operating and/or strategic performance and stock price performance.
Determining Executive Compensation
In establishing the elements of its executive compensation program, the Committee reviews:
•	the nature and level of the executive position;
•	the labor markets from which qualified individuals are recruited;
•	the companies and industries competing for our executives; and
•	the performance of individual executives over time.
The Committee has retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant since 2006 to review and advise the Committee on its total compensation program for the executive officers as well as for other key employees. Cook provides the Committee with relevant market data and alternatives to consider when making compensation decisions. Using data prepared by Cook, the Committee reviews the total compensation levels for our executives relative to total compensation provided at an industry and size-relevant group of companies (“Airline Peer Group”) as well as general industry indices reflecting comparably sized companies outside the airline industry with which the Committee believes we compete for talent and for stockholder investment. The companies comprising the Airline Peer Group for 2008 were:
•	Alaska Airlines;
•	SkyWest;
•	JetBlue Airways;
•	AirTran Airways;
•	Mesa Airlines;
•	Republic Airways; and
•	Frontier Airlines.

Base salaries, short and long-term incentive pay and other benefits are all targeted at median levels of external market practices among the Airline Peer Group and similarly sized companies other than airlines.
We try to provide competitive base salaries, but seek to focus the majority of executives’ compensation on variable pay to provide an incentive for improved performance. We do not have a policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided by Cook to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of the performance of the Company or, depending on the type of award, the achievement of established goals.
Role of Individual Pay Components
In connection with our initial public offering in 2002, the elements of our compensation program were determined by Continental Airlines and were similar to programs it developed with its compensation consultants. Since then, the Committee has worked with its consultants and advisors to customize a total compensation program for our executives. A summary of the elements of compensation that we provide to executive officers is presented below:
•	Base Salaries designed to be competitive within the airline industry and within the broader marketplace for executive talent;
•	Annual Cash Bonuses targeted at 40-60% of base salary, depending on the participant’s level of responsibility;
•	Stock Options bearing 7-year terms and exercise prices equal to the fair market value (defined as the closing price) of our common stock on the grant date; options were/are awarded (a) at the time of our initial public offering, (b) upon an executive’s initial election, (c) on the date of our annual stockholders meetings, and (d) in 2005, at the time salary reductions were taken by the executives; we periodically audit our equity awards to ensure that grants occur only on these occasions and are not backdated; we have found no exceptions;
•	Restricted Stock beginning in 2004 to reduce our reliance on stock options and granted on the dates referenced in clauses (b)-(d) of the foregoing paragraph;
•	Long Term Incentive Plan, which began in 2006 and runs through 2009, may award cash, restricted shares of our common stock or a combination of both; the 2006, 2007 and 2008 cycles of the plan were each for one year and consisted of cash awards;
•	Supplemental Retirement Plan designed to compensate participants for the benefits lost by no longer participating in Continental Airlines’ pension plan following our initial public offering, terminated effective December 31, 2008; and
•	Flight Benefits, which are typical in our industry and consist of space available and some positive space travel on the flights of ExpressJet and some partner airlines, as well as participation in frequent flyer and airport lounge programs.

While salaries are designed to provide basic compensation and financial stability to the executives, the purpose of annual cash bonuses is primarily to encourage the executives to focus on the execution of the operating plan approved by our board of directors for the current year. Equity awards of stock options and/or restricted stock are designed to align executives’ interests with those of stockholders and thereby strengthen their concern for the welfare of our company over the longer term. Unlike the annual cash bonuses, which are paid based on achievement of a targeted operating income, the value of stock options and/or restricted stock is inherently linked to the performance of our common stock. Our Long Term Incentive Plan was used to encourage the executives to remain with the company in the near term during difficult transition years. Modest supplemental retirement plan benefits were designed to compensate the executives for joining the company from Continental Airlines thereby terminating participation in Continental’s pension plan; however, as noted above, the Supplemental Retirement Plan was terminated effective December 31, 2008.
Role of Human Resources Committee and Chief Executive Officer in Establishing Compensation
The Compensation Committee oversees our general compensation structure and administers our bonus, incentive and other compensation plans. In determining annual compensation packages, the Committee seeks to establish compensation packages and programs that appropriately encourage the executives. As part of this process, our chief executive officer provides input to the Committee on an ongoing basis regarding the airline industry job market, the overall performance of our employees, and the appropriate salary and incentive plan compensation necessary to retain the other executive officers. At the request of the Committee, management provides information to Cook from time to time with respect to its views on compensation. Although the Committee weighs the input of Cook and management, it acts independently in its decisions and is guided by its own judgment.
The Committee works closely with its independent compensation consultants and legal advisors to provide total compensation packages capable of securing and incenting high-caliber employees and to ensure that the components of executives’ pay packages are reasonable. In establishing executive compensation packages, the Committee reviews tally sheets (which detail the value of an executive’s salary, bonuses, equity awards, and other benefits, including retirement, termination of employment and a change in control of the company under various circumstances) and competitive pay data as described above to confirm that the overall amount payable to executives is reasonable and that their compensation packages are appropriately structured relative to relevant industry peers.

Compensation of Named Executive Officers for 2008
Base Salaries
As discussed above, the Committee works with its consultants and advisors to customize a compensation structure and appropriate compensation elements for our executives. Based on the Committee’s reviews, the salary of James B. Ream, our chief executive officer, remained unchanged from the initial public offering through 2004, although other executives’ salaries increased in 2004 because they lagged the industry average. However, as conditions in the airline industry worsened, and major carriers began to seek concessions from their regional partners, we reduced executives’ base salaries in April 2005, even though the company’s profits were at record highs. Mr. Ream’s reduction was 20%, while the other executives were reduced by 8%. Salaries remained at this reduced level through 2006, as shown on the chart below that details the salary levels of the executives for the last three years. As part of the Committee’s annual compensation review, it determined to moderately increase salaries in March 2007, although not to their pre-April 2005 levels. Effective July 17, 2008, in connection with certain cost-savings initiatives undertaken in connection with our amended capacity purchase agreement with Continental, the Committee approved reductions in the base salaries of management and executives by 5% across the board, in addition to reductions in the value of various benefits. At his request, Mr. Ream reduced his base salary by 10%. The reductions for the named executive officers are summarized below:

	2006 Base	2007 Base	Percentage	2008 Base	Percentage	2009 Base
Name	Salary	Salary	Increase	Salary(2)	Decrease (3)	Salary
James B. Ream	$320,000	$352,000	10%	$337,333	10%	$316,800
Lamphung Ngo-Burns (1)	$165,000	$175,000	6%	$174,792	—	$180,000
Charles R. Coble	$193,200	$200,000	3.5%	$195,833	5%	$190,000
James E. Nides	$193,200	$200,000	3.5%	$195,833	5%	$190,000
Karen P. Miles	$179,400	$190,000	5.9%	$186,042	5%	$180,500

(1)	Includes salary related to her promotion to Chief Financial Officer effective as of September 11, 2008. Her current base salary is significantly less than the previous base salary for the Chief Financial Officer.

(2)	Annualized average salary, taking into account base salary reduction effective July 17, 2008, of 10% for Mr. Ream and 5% for the other executives

(3)	Reflects average percentage decrease from annual salary January 1, 2008 to January 1, 2009 generated by base salary reduction effective July 17, 2008, of 10% for Mr. Ream and 5% for the other executives per company-wide cost reductions in 2008.
In connection with the 2005 salary reductions, the Committee sought to encourage the executives to remain with the company and help manage it through the industry’s downturn by awarding them a number of stock options and restricted shares, the amounts and terms of which were determined after extensive deliberation by the Committee with its independent consultants at the time:

				Exercise
				Price of
	Grant	Restricted	Stock	Stock
Name	Date	Shares	Options	Options
James B. Ream	4-1-05	1,250	4,250	$112.40
Lamphung Ngo-Burns	4-1-05	250	750	$112.40
Charles R. Coble	4-1-05	500	1,500	$112.40
James E. Nides	4-1-05	500	1,500	$112.40
Karen P. Miles	4-1-05	500	1,500	$112.40
Annual Cash Bonuses
A cash bonus is available under the Management Bonus Plan to reward achievement of the annual financial target selected by the Committee. The target bonuses for the executives named in the Summary Compensation Table have historically ranged from 40-60% of base salary; while the Committee can specify a higher percentage, it cannot exceed 100% of an executive’s base salary.
For 2008, Mr. Ream’s target was 60% of his base salary; Ms. Ngo-Burns’ target was 45% of her base salary, and Messrs. Coble and Nides and Ms. Miles’s targets were 40% of their base salary, which amounts are based on the executive’s level of responsibility. The bonus is based on a single measurement: the company’s operating income for the year. Operating income was the performance metric selected by Continental Airlines at the time of our initial public offering. The Committee has retained the measure since it believes it to be readily understood and accepted by participants and consistent with promoting stockholder value. If operating income is at least 75% of the goal approved by the Committee, then payment is made on a sliding scale of 75% to whatever percentage actual operating income bears to the target operating income; provided that no payment will be made for negative operating income. From 2002 to 2005, bonuses were paid at 110% of target levels. In 2006, bonuses were paid at 100% of the target. In 2007, no bonuses were paid. The Committee believed that the target for 2008 was challenging, but achievable. However, the company’s actual 2008 operating income was negative, which was less than 75% of the $17.2 million target set by the Committee. Accordingly, the participants in the plan did not receive any bonuses under the plan in 2008, which is reflected in the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

Equity Awards
The Committee also makes equity awards to help align the executives’ long-term interests with those of stockholders. Equity is awarded annually in an amount deemed to be competitive with other companies in the Airline Peer Group and comparably sized companies outside the airline industry; consequently, the grant date value is not intended to equate to a specific portion of the executive’s base salary.
In 2007, Mr. Ream received options to purchase 8,000 shares of common stock. Messrs. Coble and Nides, Ms. Ngo-Burns and Ms. Miles received options to purchase 3,750 shares of our common stock for $54.00 per share, the fair market value (closing price) of our stock on the date the options were awarded. In 2007, based on the advice of Cook, the Committee determined that the Company’s executive compensation had historically been low and deemed it appropriate to increase equity awards to encourage the executives to remain with the company and see it through the strategic crossroads it was confronting. Mr. Ream received 1,500 shares of restricted stock, scheduled to vest in 25% increments over the ensuing four years; Ms. Burns received 751 shares and Messrs. Coble and Nides, and Ms. Miles received 1,051 shares, each scheduled to vest similarly to Mr. Ream’s. Mr. Ream received options to purchase 8,000 for $61.20 per share. Messrs. Coble and Nides, and Ms. Miles received options to purchase 6,000 shares, each for $61.20 per share. Ms. Ngo-Burns received options to purchase 4,000 shares for $61.20 per share. The options have seven-year terms and vest on the same schedule as the restricted shares. In the charts provided herein, the original amount of the stock award and the price have been adjusted to account for the company’s one-for-ten reverse stock split on October 1, 2008.
In 2008, Mr. Ream opted to forego his annual grant. Messrs. Coble and Nides, and Ms. Miles received 4,500 shares of restricted stock and Ms. Ngo-Burns received 1,350 shares of restricted stock, all scheduled to vest in 25% increments over the ensuing four years.
All awards of options to purchase the company’s common stock are made at or above the closing price at the time of the award. Annual awards of stock options to executives are made at the Committee’s meeting held on the day of the annual stockholders meeting, which we have historically held in May. The Committee awards newly hired or promoted executives their initial award of stock options and restricted stock as closely as possible to their date of hire or promotion. Awards are made from the company’s 2002 Stock Incentive Plan and 2008 Stock Incentive Plan, each of which has been approved by stockholders.
Long Term Incentive Awards
The Long Term Incentive Plan was implemented to provide additional incentives for executives to remain with the company and, initially, to manage it through the diversification required by Continental Airlines’ notice in December 2005 that it would terminate 25% of the flying we perform under our capacity purchase agreement (the source of significantly all of our revenue at that time) beginning in December 2006. Awards under the plan were for single-year performance cycles, payable in cash, stock, or a combination of cash and stock, and based solely on the executive remaining employed by the company at the end of the relevant year. The current cycle of the plan is for a single year as well and concludes at the end of 2009.
Flight Benefits
Flight benefits remain consistent with the level initially established by Continental Airlines in connection with our initial public offering; since they are of the type provided to executives at other companies in the airline industry, we have not deemed it necessary either to increase or decrease them. Flight benefits are not related to the other pay elements awarded to executives.
Perquisites
Other than flight benefits, we provide no other perquisites or personal benefits to our executive officers.

Potential Payments Upon Termination or Change in Control
The description of amounts payable included under “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control” reflects that pursuant to his employment agreement Mr. Ream’s payments following a change in control would increase only in the event of a change in control and termination either by the company or by Mr. Ream because of “constructive termination.” With the exception of Ms. Ngo-Burns, the other executive officers’ payments increase in the event of a change in control because they can terminate their employment for any reason following a change in control and receive payments. Ms. Ngo-Burns may receive payments if she is involuntarily terminated in connection with a change of control or if she voluntarily terminates her employment in specific material adverse circumstances following a change in control. The Committee structured the agreements with these different triggers because Mr. Ream’s payments are expected to be significantly more valuable and are subject to certain additional tax gross-up payments; the other executives’ benefits are more limited and their payments would be reduced as a result of the federal tax code.
Retirement Benefits
As noted above, our supplemental retirement plan benefits were designed to compensate participants, based on applicable actuarial assumptions and the participant’s age, for the benefits lost by no longer participating in Continental Airlines’ pension plan. The plan was unqualified and unfunded; rather we maintained an account to which hypothetical contributions and interest amounts were credited. On the last day of each calendar year, we credited a hypothetical contribution to each participant’s account equal to a specified percentage of his or her base salary (including any portion of base salary deferred) and a hypothetical interest amount equal to 8% of the account balance as of the first day of that calendar year. This plan was terminated effective December 31, 2008.
Deductibility of Executive Compensation
As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which denies publicly held companies tax deductions in certain circumstances for annual compensation exceeding $1 million paid to their chief executive officer or three other of the most highly compensated executives. No deduction is permitted for this compensation unless it is based on performance criteria established by a committee of outside directors and approved by a company’s stockholders. Our stock options were designed to qualify as performance-based compensation under Section 162(m). However, neither our restricted stock nor the bonuses available under the management bonus plan or Long Term Incentive Plan were so designed. Nevertheless, we believe that all compensation paid or awarded to date will be deductible by the company. The Committee has the authority to approve compensation or changes to plans, programs or awards in the future that could cause the compensation or awards not to qualify for tax deductions under Section 162(m).
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
The Human Resources Committee of the board of directors, which functions as the company’s Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.
Human Resources Committee
Janet M. Clarke, Chair
Salvatore J. Badalamenti
Kim A. Fadel
Judith R. Haberkorn
Bonnie S. Reitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As described above, each member of the Human Resources Committee of the board has been determined by the board to be independent. None of these directors is or has been in the past an officer or employee of the company or any of its subsidiaries and none has any interlocking or other relationship with the company or its management requiring disclosure.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of five non-employee members of the board of directors. The board has reviewed any relationships that members of the Audit Committee may have with the company and its management, as well as their background and qualifications. The board has determined that the members of the committee are independent and financially literate and that Messrs. Badalamenti and Kelly qualify as audit committee financial experts, in each case, as those concepts are defined under applicable rules of the SEC and/or the NYSE.
The committee has a written charter that is available on the company’s website at www.expressjet.com. The committee reviews the charter annually and reports to the board on its adequacy in light of applicable NYSE and SEC rules. The board has adopted the charter, consistent with those rules, and the company furnishes a written affirmation to the NYSE each year relating to the matters addressed in the foregoing paragraph and to the adequacy of the committee’s charter.
As required by its charter, the committee has:
(a)	reviewed and discussed with management and the company’s independent registered auditors the audited financial statements of the company as of and for each of the three years in the period ended December 31, 2008, and the audit of internal controls over financial reporting as of December 31, 2008, included in the company’s annual report;
(b)	reviewed and discussed with the independent registered auditors the matters required to be discussed by the statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1 A.U. section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and applicable SEC regulations;
(c)	received from the independent registered auditors the written disclosures and the letter delineating all relationships between such auditors and the company and the other matters required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T;
(d)	reviewed and discussed with the independent registered auditors their independence; and
(e)	recommended to the board, based on the foregoing reviews and discussions, that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
Throughout the year, the committee meets with various employees and has access to all of the company’s employees. In addition to meeting with the independent registered auditors, who are appointed by and report directly to the committee, the committee is authorized to and may from time to time retain outside legal, accounting or other advisors if it deems it necessary.
During the last year, the committee discussed with the company’s internal and independent registered auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. In addition, the committee reviewed with the independent registered auditors their judgment as to the quality, and not just the acceptability, of the company’s accounting policies, and determined that the non-audit services provided by the independent registered auditors to the company are compatible with maintaining the independence of the independent registered auditors.

Although the committee is charged with overseeing the company’s accounting and financial reporting processes and the audit of its financial statements, the charter makes clear that it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for the company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered auditors are responsible for expressing an opinion on those financial statements and opinions on management’s assessment of internal control and the effectiveness of internal controls over financial reporting.
We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have also relied on the representations of the independent registered auditors in their report on the company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our reviews and discussions with management and the independent registered auditors do not assure that the company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the company’s financial statements has been carried out in accordance with standards promulgated by the Public Company Accounting Oversight Board.
Audit Committee
Salvatore J. Badalamenti, Chairman
George R. Bravante, Jr.
Janet M. Clarke
Andrew N. Jent
Patrick Kelly
CODE OF ETHICS
ExpressJet’s board has approved the “Principles of Conduct”, which are applicable to all directors, officers and employees of the company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Principles of Conduct are available on our website at www.expressjet.com and in print without charge to any stockholder who sends a written request to the company’s Secretary at our principal executive offices. We would post any amendments to or waivers of this code for our directors or executive officers, including the principal executive officer, principal financial officer and principal accounting officer, at this location on our website.

Proposal 1:
ELECTION OF DIRECTORS
It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of the nominees for director listed below. Pursuant to our bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. We do not expect the nominees to be unavailable to serve for any reason, but if that should occur before the Meeting, we anticipate that proxies will be voted for other nominees to be selected by the board of directors.
General
Our board of directors currently consists of ten persons, three Class II directors with terms expiring at the Meeting, four Class III directors with terms expiring at the 2010 annual meeting of stockholders, and three Class I directors with terms expiring at the 2011 annual meeting of stockholders. There is no family relationship between the nominees for director and any other director or executive officer. On March 17, 2008, we entered into an agreement with Hayman Advisors, L.P. and its affiliates, pursuant to which Hayman agreed to cease efforts related to a proxy solicitation and withdraw its own nominations to the board for the 2008 annual meeting, and we increased the size of our board of directors from eight to nine and appointed Mr. Jent, the president of Hayman, as a Class II director of the Board and as a member of the Audit Committee. In addition, pursuant to the terms of the agreement, on September 11, 2008, we increased the size of the board from nine to ten directors and appointed Mr. Loftus as a Class III director. In the event that Mr. Loftus is removed, resigns or is otherwise unable to serve as a director during his term, Hayman is entitled to designate another person to fill the vacated position. Hayman also agrees to vote all of its shares of our common stock in favor of the current members of the board nominated for reelection at the 2009 annual meeting.
On February 23, 2009, we entered into an agreement with Credit Suisse pursuant to which we agreed to nominate Alan Freudenstein, a Managing Director of Credit Suisse for election at our 2009 Annual Meeting as a Class II director in the event we were able to successfully amend the Hayman agreement prior to the Meeting. On March 25, 2009, we entered into an amendment to the agreement with Hayman which removes our original obligation to nominate and support Mr. Jent for election at the 2009 Annual Meeting. We are nominating Mr. Freudenstein for a position as a director in Class II in lieu of Mr. Jent. At the Meeting, stockholders will vote on all of the nominees for Class II listed below. The Class II directors elected at the Meeting will serve until the annual meeting of stockholders in 2012 or until their respective successors have been duly elected and have qualified. The following table shows (i) the nominees’ names and ages, (ii) the period for which each has served as a director, (iii) all positions and offices with ExpressJet currently held by the nominees and their principal occupations and business experience during the last five years, (iv) other directorships held by the nominees and (v) the standing committees of the board of directors on which they serve.
At the Meeting, stockholders will vote on the nominees for Class II listed below. The Class II directors elected at the Meeting will serve until the annual meeting of stockholders in 2012 or until their respective successors have been duly elected and have qualified. The following table shows (i) the nominees’ names and ages, (ii) the period for which each has served as a director, (iii) all positions and offices with ExpressJet currently held by the nominees and their principal occupations and business experience during the last five years, (iv) other directorships held by the nominees and (v) the standing committees of the board of directors on which they serve.

Nominees to Serve Three-Year Terms Expiring at the 2012 annual meeting (Class II Directors)

Name, Age, Position and Committee Memberships	Term of Office and Business Experience

GEORGE R. BRAVANTE, JR., age 50, Chairman of the Board (Audit Committee; Executive Committee; Nominating and Corporate Governance Committee)	Mr. Bravante has been a director since July 2004. He is the founder and General Partner of Bravante-Curci Investors, LP, a merchant bank focusing on real estate investments in California. He has held this position since 1996.

JANET M. CLARKE, age 56, Director (Audit Committee; Human Resources Committee, Chair)	Ms. Clarke has been a director since May 2002. Ms. Clarke is the founder of Clarke Littlefield LLC (a marketing technologies advisory firm) and has served as its President since June 2003 and from 2001 to 2002. She was the Chief Marketing Officer of DealerTrack, Inc. (September 2002 to June 2003). Ms. Clarke is also a director of Asbury Automotive Group, Inc. and Cox Enterprises, Inc.

ALAN H. FREUDENSTEIN, age 45, (anticipated to be appointed to the Audit Committee)	Mr. Freudenstein is not currently a director. He has been nominated following our execution of an agreement with Credit Suisse, which has beneficial ownership of 15.50% of our outstanding voting securities. Mr. Freudenstein is a Managing Director of Credit Suisse where he manages private equity investments on behalf of the investment bank. Mr. Freudenstein currently serves as a director of a number of companies, including: ICON Health & Fitness, US Health Group, ENSYN Renewables Inc., ESP Technologies Corp and DynamicOps LLC. Prior to joining the Credit Suisse in 2000, Mr. Freudenstein was a Managing Director at Bankers Trust Company, where he was responsible for incubation and venture investments within the new world ventures group. Mr. Freudenstein was previously a management consultant at Booz Allen & Hamilton and an equity research analyst at Salomon Brothers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.
Continuing Directors
The following describes current directors of the company whose terms will continue after the Meeting.
Directors Serving a Term Expiring at the 2010 Annual Meeting (Class III Directors).

Name, Age, Position and Committee Memberships	Term of Office and Business Experience

SALVATORE J. BADALAMENTI, age 49, Director (Audit Committee, Chair; Human Resources Committee)	Mr. Badalamenti has been a director since October 2006. He retired from Kohlberg Kravis Roberts & Co. (a management buyout firm) in 1999, having served in a number of positions there since 1985, most recently as Chief Financial Officer.

KIM A. FADEL, age 56, Director (Human Resources Committee; Nominating and Corporate Governance Committee)	Mr. Fadel has been a director since May 2002. He retired in December 2007 as Managing Counsel, Retail Markets for BellSouth Telecommunications, Inc. d/b/a AT&T of the Southeast, a position he held since 2006. He was Chief Counsel — Small Business Services for BellSouth Corporation from 2000-2006.

Name, Age, Position and Committee Memberships	Term of Office and Business Experience

JUDITH R. HABERKORN, age 62, Director (Human Resources Committee; Nominating and Corporate Governance Committee, Chair)	Ms. Haberkorn has been a director since June 2006. She retired in June 2000 from Bell Atlantic Corp. (telecommunications) and its predecessors, having served in a number of positions there since 1968, most recently as President—Consumer Sales & Service. Ms. Haberkorn is also a director of Armstrong World Industries, Inc., and Enesco Corporation, and a member of the advisory board of Norfolk Southern Railroad.

WILLIAM F. LOFTUS, age 70, Director	Mr. Loftus has been a director since September 2008. He is the managing director of LoftusGroup LLC, a management and consulting firm. Prior to founding the LoftusGroup in 1999, he held senior executive positions in several Fortune 100 companies and served as Senior Vice President and Chief Financial Officer of USAir Inc. His recent consultant assignments have included positions as Chief Executive Officer, Chief Financial Officer and Chief Restructuring Officer in numerous situations, including serving as Executive Vice President and Chief Financial Officer for Hawaiian Airlines.
Directors Serving a Term Expiring at the 2011 Annual Meeting (Class I Directors).

Name, Age, Position and Committee Memberships	Term of Office and Business Experience

PATRICK KELLY, age 51, (Audit Committee; Nominating and Corporate Governance Committee)	Mr. Kelly has been the Chief Financial Officer of Vignette Inc. (software) since July 2006. Prior to that, he was the Director of Global Facilities Planning for Dell Inc. (computer manufacturing) from February 2005 to June 2006; self-employed from July 2004 to February 2005; Chief Financial Officer of Trilogy Software 1998-2004.

JAMES B. REAM, age 53, President and Chief Executive Officer (Executive Committee)	Mr. Ream has been Chief Executive Officer since July 2001 and has been President and a director since October 1999. He joined Continental Airlines in 1994 as Vice President—Finance, responsible for accounting, financial planning and analysis. Mr. Ream was President and Chief Operating Officer from 1996 to 1998 of Continental Micronesia, Inc. and Senior Vice President—Asia for Continental Airlines from 1998 to 1999. Prior to joining Continental, he held various positions within the finance department of American Airlines, Inc.

BONNIE S. REITZ, age 56, (Human Resources Committee; Nominating and Corporate Governance Committee)	Ms. Reitz has been a director since July 2006. Founder of Inside Out Culture to Customer, a consulting company (April 2003-present); Senior Vice President—Sales and Distribution of Continental Airlines, Inc. (1996-March 2003). Director of PNM Resources, Inc.

Proposal 2:
APPROVAL OF AMENDMENT AND RESTATEMENT OF
2007 STOCK INCENTIVE PLAN
We are seeking stockholder approval of the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan as Amended and Restated Effective as of May 14, 2009 (as amended and restated, the “Restated Plan”). The Restated Plan will supersede and replace in its entirety the original version of such plan, the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan, which became effective as of May 23, 2007 (the “Prior Plan”). The primary differences between the Restated Plan and the Prior Plan are: (a) the number of shares of our common stock subject to the Restated Plan has been increased by 2,400,000 shares; (b) the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the Restated Plan to any one individual during a 36-month period has been increased from 150,000 shares (which limit was 1,500,000 shares prior to adjustment to reflect the one-for-ten reverse stock split that became effective on October 2, 2008 (the “Reverse Split”)) to 500,000 shares; and (c) the maximum number of shares that may be subject to restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards denominated in shares of our common stock intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) and granted under the Restated Plan to any one individual during a 36-month period has been increased from 75,000 shares (which limit was 750,000 shares prior to adjustment to reflect the Reverse Split) to 300,000 shares.
Our board of directors unanimously adopted the Restated Plan on February 12, 2009, subject to stockholder approval at the Meeting. If the Restated Plan is so approved by the stockholders, then the amendment and restatement will become effective as of the date of the Meeting. If the Restated Plan is not approved by the stockholders at the Meeting, then the amendment and restatement will be void, and the Prior Plan as in effect immediately prior to the amendment and restatement will continue in effect as if the amendment and restatement had not occurred.
The Human Resources Committee of our board of directors (the “HR Committee”) and management worked closely with the independent advisers of the HR Committee to develop the Restated Plan with the goals of attracting and retaining selected individuals to serve as our directors and as employees of the company and its subsidiaries who are expected to contribute to the company’s success, and achieving long-term objectives that will inure to the benefit of all stockholders of the company. The Restated Plan is designed to help us achieve these objectives by providing us the flexibility to grant stock options, stock appreciation rights, restricted stock, restricted stock unit awards, other share-based awards or performance awards (each, an “Award”) and work in conjunction with our existing Management Bonus Plan and Long Term Incentive Plan. Please refer to “Compensation Discussion and Analysis” for information on our existing incentive compensation structure.
In addition to helping us achieve these objectives, our board believes that the provisions of the Restated Plan reflect the company’s continued commitment to strong corporate governance practices in the interest of its stockholders by:
•	prohibiting stock option and stock appreciation right repricing without prior stockholder approval (please refer to discussion of “repricing” below in the “Options” section);
•	prohibiting the issuance of stock options or stock appreciation rights with an exercise price below fair market value (generally, the closing price of a share of our common stock on the date of an Award’s grant);
•	setting minimum vesting periods and establishing maximum terms for certain types of Awards; and
•	establishing minimum and maximum performance periods for performance Awards.
The following summary description of the Restated Plan is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this Proxy Statement as Appendix “A”.
Eligible Participants
All of the company’s non-employee directors and all employees of the company and its subsidiaries are eligible to be selected by the administrator of the Restated Plan to receive Awards under the Restated Plan. As of March 26, 2009, we had approximately 5,794 employees and 9 non-employee directors.

Shares Subject to the Restated Plan
As of March 26, 2009, there were 276,627 shares remaining available for issuance under the Prior Plan. The HR Committee has determined that additional shares are necessary to incentivize the company’s employees and non-employee directors during this difficult economic period. As of the effective date of the Restated Plan, the total number of shares of our common stock available for grants of Awards under the Restated Plan is 2,400,000 shares plus the number of shares remaining available for Awards under the Prior Plan immediately prior to such effective date. The total number of shares of common stock available for future Awards will be reduced by one share for each one share issued in connection with any Award. Whenever shares subject to an Award are forfeited, expire or otherwise terminate without being issued, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to the Award, those shares will again be available for issuance under the plan. In addition, in the event any Award is exercised through the tendering or withholding of shares, or withholding taxes are satisfied by the tendering of withholding of shares, then the shares so tendered or withheld will be available for issuance under the plan.
The shares to be delivered under the Restated Plan may consist wholly or in part of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. On March 26, 2009, the closing price per share of our common stock on the New York Stock Exchange was $1.08.
Administration
The Restated Plan will be administered by the HR Committee. However, as the Restated Plan relates to any person who is neither covered by Section 162(m) of the Code nor subject to Section 16 of the Securities Exchange Act of 1934, our chief executive officer may also serve as the plan administrator if he is a member of our board of directors. The Restated Plan administrator (referred to in this summary as the “Committee,” whether the HR Committee or our chief executive officer) has the authority to determine the employees and directors to whom Awards may be made and the terms and conditions of each Award. The Committee may also make exceptions to the provisions of Awards under certain circumstances.
Types of Awards
The Restated Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance Awards, other share-based Awards and substitute Awards.
Options. An option is the right to purchase shares of our common stock at a future date at a specified exercise price. The per share exercise price will be determined by the Committee, but must at least equal the fair market value of the underlying shares of common stock on the date of the grant. The Committee determines the date after which options may be exercised in whole or in part, and the expiration date of each option. However, no option Award will be exercisable after the expiration of 10 years from the date the option is granted. Further, an option or stock appreciation rights Award may not be “repriced,” including a reduction in the exercise price of an option Award or the grant price of a stock appreciation rights Award or, if the exercise price is greater than the fair market value of the shares of common stock, the exchange of an option or stock appreciation rights Award for cash or another Award without the approval of the company’s stockholders.
Stock Appreciation Rights. A stock appreciation right is a contractual right granted to the participant to receive an amount equal to the appreciation of one share of our common stock from the date of grant. Any stock appreciation rights will be granted subject to the same general terms and conditions applicable to options, as described above. Upon exercise of a stock appreciation right, the Committee will determine in its discretion whether payment will be made in cash, in shares of common stock or other property, or any combination thereof.
Restricted Stock and Restricted Stock Units. A restricted stock Award involves an immediate transfer of ownership of a fixed number of shares of our common stock to the participant, although the shares are subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time. Unless otherwise provided in the Award agreement, the participant is immediately entitled to voting, dividend and other ownership rights in these shares. A restricted stock unit is an Award denominated in units of shares of common stock that is subject to the terms and conditions the Committee deems appropriate. For each restricted stock unit, a participant will be entitled to receive (assuming all terms and conditions are met) property determined by the Committee (including cash or shares of common stock or any combination thereof) calculated with reference to the value of a share of common Stock. In the absence of special situations (including death, disability, a change in control of the company, the achievement of performance objectives, certain grants to new hires and grants in payment of certain other compensation awards), restricted stock Awards and restricted stock unit Awards granted to employees that are subject solely to continued employment with the company or a subsidiary must have a vesting period of not less than three years from the date of grant, but may be subject to pro rata vesting during that time period. The minimum vesting period does not apply to grants made to directors. Dividends, dividend equivalents and any shares or other property distributed with respect to any restricted stock Award or restricted stock unit Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code shall be accumulated (or reinvested in additional restricted stock or restricted stock units) until the vesting of the underlying Award.

The Committee may grant a restricted stock Award or a restricted stock unit Award the vesting of which is subject to the achievement of one or more objective performance goals established by the Committee, which will be based on the attainment of specified levels of one or any combination of the following (the “Performance Goals”): net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly traded securities of the company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, aircraft rent, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the company’s performance or the performance of a subsidiary, division, business segment or business unit of the company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Performance Goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.
Other Share-Based Awards. Other share-based Awards derive their value wholly or partially by reference to shares of our common stock or other property. In the absence of special circumstances (including death, disability, a change in control of the company, the achievement of performance objectives, certain grants to new hires and grants in payment of certain other compensation awards), other share-based Awards granted to employees that are subject solely to continued employment with the company or a subsidiary must have a vesting period of not less than three years from the date of grant, but may be subject to pro rata vesting during that time. The minimum vesting period does not apply to grants made to directors. In addition, the Committee may grant any other share-based Award that provides for vesting which is subject to achievement of one or more of the Performance Goals established by the Committee. Dividends, dividend equivalents and any shares or other property distributed with respect to any other share based Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code shall be accumulated (or reinvested in additional other share-based Awards) until the vesting of the underlying Award.
Performance Awards. A performance Award is the opportunity to earn the right to a future payment based on the satisfaction of performance criteria (including one or more of the Performance Goals) established by the Committee and included in the Award agreement. Performance Awards may be in the form of performance cash, performance shares, or performance units for no consideration or for such consideration as may be required by applicable law. The performance criteria and terms of the performance Award are established by the Committee, but the performance period may not be shorter than one year or longer than five years. The final determination of the Award terms is made by the Committee. Performance Awards may be paid in cash, shares, other property, or a combination thereof, in the discretion of the Committee. Dividends, dividend equivalents and any shares or other property distributed with respect to any performance Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code shall be accumulated (or reinvested in additional restricted stock or restricted stock units) until the vesting of the underlying Award.
Substitute Awards
If the company or any of its subsidiaries acquires, merges or otherwise combines with another company, the company may grant Awards in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards. Substitute Awards will not reduce the number of shares authorized for grant under the Restated Plan or authorized for grant to a participant in a thirty-six month period. The exercise price of a substitute Award may be less than the fair market value of the underlying shares of common stock on the date of grant if the exercise price is based on the terms of a pre-existing plan. The Committee may provide for the vesting of a substitute Award sooner than required for other Awards. The terms of substitute Awards may vary from the terms set forth in the Restated Plan to the extent the Committee deems it appropriate to conform wholly or partially to the provisions of the awards in substitution for which they are granted. In addition, if the entity merged or otherwise combined with the company or a subsidiary has shares available under a pre-existing plan approved by its stockholders, not adopted in contemplation of the acquisition or combination, the company may use those shares for Awards and it will not reduce the shares authorized for grant, provided that Awards using these available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors prior to the acquisition or combination.

Limitations on Awards to Individual Participants
The Restated Plan includes the following limitations on Awards:
•	a participant may not receive options or stock appreciation rights with respect to more than 500,000 shares during any thirty-six month period;

•	a participant may not receive restricted stock, restricted stock units, performance Awards and/or other share-based Awards that are denominated in shares of our common stock that are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code with respect to more than 300,000 shares in any thirty-six month period; and

•	the maximum dollar value that may be earned by any participant in any twelve-month period with respect to performance Awards that are denominated in cash is $3,000,000.
Change in Control Provisions
Award agreements may provide that options and stock appreciation rights outstanding as of the date of a change in control will be cancelled and terminated without payment if the fair market value of one share on the date of the change in control is less than the option exercise price or stock appreciation right grant price. In the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock, restricted stock unit or other share-based Award, the Awards may be subject to special vesting, acceleration, and exercise periods under certain circumstances. If the successor company does not assume or substitute for Awards, options and stock appreciation rights shall immediately vest, restrictions and deferral limitations on restricted stock and restricted stock units will lapse and the Awards will immediately vest, and restrictions, deferral limitations and other conditions applicable to any other share-based Awards or any other Awards shall also lapse and the Awards will become fully vested and transferable to the full extent of the original grant. Additionally, the Committee may determine, upon the occurrence of a change in control, that each option or stock appreciation right will terminate within a specified number of days after notice to the participant and/or that each participant will receive an amount equal to the excess of the fair market value of each share subject to the option or stock appreciation right immediately prior to the occurrence of the change in control over the exercise or grant price per share under the option or stock appreciation right.
Adjustments
In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our shares of common stock or the value of such shares, the Restated Plan and the Awards will be adjusted in an equitable and appropriate manner to maintain the fair value of the Awards taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Restated Plan, the limitations on Awards to individual participants, the maximum number of shares that may be issued as incentive stock options and, in the aggregate or to any one participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Restated Plan. The specific manner and method of effecting such adjustments will be determined by the Committee in its sole discretion.
Transferability of Awards
Participants generally may not sell, transfer, pledge assign or otherwise encumber Awards granted under the Restated Plan other than by will or the laws of descent and distribution, and each option and stock appreciation right is generally exercisable only by a participant during his or her lifetime. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. However, to the extent and under such terms and conditions as determined by the Committee, a participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable contributions, but the Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Restated Plan and the Award agreement relating to the transferred Award and shall execute an agreement satisfactory to the company evidencing such obligations and the participant shall remain bound by the terms and conditions of the Plan.

Termination of Employment
The Committee will determine and set forth in the Award agreement whether the Award will continue to be exercisable, and the terms of its exercise, following a participant’s termination of employment with the company or any of its subsidiaries or termination of service as a director of the company, as applicable.
Amendment and Termination of the Restated Plan
The board may, from time to time, alter, amend, suspend or terminate the Restated Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law or the rules and regulations of the principal securities market on which our common stock is then traded. However, the board may not, without stockholder approval, amend the Restated Plan to:
•	increase the number of shares that may be the subject of Awards;

•	expand the types of available Awards;

•	materially expand the class of persons eligible to participate;

•	amend any provision pertaining to the establishment of an option exercise price or a stock appreciation right grant price;

•	increase the maximum permissible term of any option or stock appreciation right; or

•	amend the limitations on the number of Awards that may be granted to individual participants.
No amendments to, or termination of, the Restated Plan may in any way impair the rights of a participant under any Award previously granted without the participant’s consent. In addition, the board may not, without stockholder approval, take any other action with respect to an option or a stock appreciation right that may be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which our common stock is then traded.
Unless the Restated Plan is terminated earlier by the board as described above, Awards may be granted under the Restated Plan at any time and from time to time on or prior to May 23, 2017, on which date the Restated Plan will expire except as to Awards then outstanding under the Restated Plan. Such outstanding Awards will remain in effect until they have been exercised or terminated, or have expired.
Plan Benefits
As of March 26, 2009, (a) 348,373 shares have been issued under the pre-restatement Restated Plan (determined after adjustment for the Reverse Split), 141,178 of which are shares of restricted stock that are subject to risk of forfeiture as of such date, (b) 207,195 shares are subject to stock options granted under the Prior Plan that are outstanding as of such date, and (c) 0 shares are subject to restricted stock unit Awards granted under the Prior Plan that are outstanding as of such date.
United States Federal Income Tax Consequences of the Restated Plan
The following is only a summary of the United States federal income tax consequences to the participant and the company with respect to the grant and exercise of Awards under the Restated Plan. The summary is not complete, does not discuss any U.S. taxes other than income taxes or the tax laws of any state or foreign country in which a participant may reside, and is based on current law, which is subject to change. Participants in the Restated Plan should consult their own tax advisors regarding the specific tax consequences to them for participating in and receiving Awards under the Restated Plan.
Nonqualified Stock Options. Generally, a participant will not recognize income upon the grant of a nonqualified stock option; instead, the holder of a nonqualified stock option will recognize ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. Upon a subsequent sale of the shares of common stock received upon exercise of an option, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

Stock Appreciation Rights. Generally, a participant will not recognize income upon the grant of a stock appreciation right; instead, the holder of a stock appreciation right will recognize ordinary income at the time of exercise of the right in an amount equal to the amount of cash plus the fair market value of any shares of common stock and any other property received at the time of exercise. Upon a subsequent sale of any shares of common stock or other property (other than cash) received upon exercise of a stock appreciation right, the difference between the net proceeds of sale and the fair market value of the shares or other property on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term depending on the holding period).
Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if the participant satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be an employee of the company or any of its subsidiaries (or later than one year if he or she is disabled), unless he or she has died. To satisfy the holding period requirement, a participant must hold the stock acquired upon exercise of the incentive stock option more than two years from the date of grant of the stock option and more than one year after the transfer of the shares of common stock. If these requirements are satisfied, on the sale of the stock, the participant will be taxed on any gain, measured by the difference between the option price and the net proceeds of sale, generally at long-term capital gains rates.
If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a “disqualifying disposition”), the participant will, in the usual case, recognize (i) capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise; (ii) ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the option price of the option; and (iii) capital loss equal to the excess, if any, of the option price over the sales price.
Individuals are subject to an “alternative minimum tax” based upon an expanded tax base to the extent this tax exceeds their regular income tax liability. The amount by which the fair market value of the shares acquired upon exercise of an incentive stock option exceeds the option price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.
Stock options otherwise qualifying as incentive stock options will be treated as nonqualified stock options to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of the company’s plans and any of its subsidiaries’ plans) exceeds $100,000 based on the fair market value of the stock at the date of grant.
Restricted Stock. A participant will not recognize income upon the grant of restricted stock. If the participant makes an election under Section 83(b) of the Code within 30 days after receiving the shares of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the shares (determined without regard to the restrictions imposed by the Restated Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of the stock, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to shares of common stock that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of that election. If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the award of restricted stock vests and the restrictions imposed by the Restated Plan on the Award lapse in an amount equal to the excess, if any, of the fair market value of those shares on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to shares of common stock subject to restrictions will be treated as additional compensation income and not as dividend income.
Restricted Stock Units. A participant generally will not recognize income upon the grant of an Award of restricted stock units. The participant will recognize ordinary income in the year or years in which the restricted stock units vest and the restrictions imposed by the Restated Plan on the Award terminate in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date the restrictions expire or are removed over any amount paid by the participant for those shares.
Performance Awards. A participant generally will not recognize income upon the grant of a performance Award under the Restated Plan. The participant will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any shares of common stock or other property received.
Withholding Taxes. Generally, the company will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with Awards granted under the Restated Plan. The Committee may permit a participant to pay withholding taxes through the mandatory or elective sale of shares of common stock, by electing to have the company withhold a portion of the shares that would otherwise have been issued upon exercise of an Award or by tendering shares already owned by the participant.

General Matters. The maximum statutory tax rate applicable to ordinary income is generally 35%, while the maximum statutory tax rate applicable to net capital gains is generally 15%. Awards of restricted stock units or performance Awards under the Restated Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these Awards fail to meet certain requirements under Section 409A of the Code, the Awards will be subject to immediate taxation and tax penalties in the year they vest. It is the intent of the company that Awards under the Restated Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.
The company will generally be entitled to a deduction in computing its federal income tax liability corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense and the company satisfies any applicable reporting requirements. However, in connection with a change in control of the company, and depending upon the terms and conditions of Awards granted under the Restated Plan and upon the individual circumstances of participants, some amounts with respect to Awards granted under the Restated Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the company will be denied any deduction with respect to that payment. In addition, as described above, in certain instances as a result of the application of Section 162(m) of the Code, the company may be denied a compensation deduction for Awards granted to certain officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2008:

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Shares to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by stockholders	437,100	$81.22	316,678
Equity compensation plans not approved by stockholders	n/a	n/a	n/a
Total	437,100	$81.22	316,678
As of December 31, 2008, there were 437,000 options outstanding with a weighted average exercise price of $81.22 and a weighted average term of 4.64 years, and 95,000 restricted shares outstanding and granted under our equity compensation plans. As of December 31, 2008, there were 316,678 available for future issuance under the 2002 Stock Incentive Plan and 2007 Stock Incentive Plan.
The following table sets forth information grants of stock options and restricted stock in fiscal years 2006, 2007, and 2008:

Fiscal Year	Stock Options Granted	Restricted Stock Granted
2008	26,095	101,834
2007	212,770	50,486
2006	86,290	5,254
Securities Registration
We intend to register the additional shares of common stock available for issuance under the Restated Plan under a registration statement on Form S-8 to be filed with the SEC upon approval of the Restated Plan by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXPRESSJET HOLDINGS, INC. 2007 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 14, 2009, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX “A” AND IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.
Proposal No. 3:
APPROVAL OF THE EXPRESSJET HOLDINGS, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN
Our Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the ExpressJet Holdings, Inc. 2003 Employee Stock Purchase Plan on February 12, 2009. The plan as amended and restated is called the ExpressJet Holdings, Inc. 2009 Employee Stock Purchase Plan (the “Purchase Plan”). At the Annual Meeting, our shareholders will be asked to approve the adoption of the amended and restated plan. The primary changes effected by the amendment and restatement of the plan include (a) increasing the maximum number of shares of our common stock available for issuance under the Purchase Plan by 500,000 shares (subject to adjustment as provided in the Purchase Plan), (b) extending the period during which options may be granted under the Purchase Plan to December 31, 2018, (c) increasing the maximum number of shares that may be subject to any option granted under the Purchase Plan from 500 shares to 1000 shares, and (d) incorporating a minimum purchase price of $1.00 per share (subject to adjustment as provided in the Purchase Plan) so that options granted under the Purchase Plan will terminate and not be exercisable if the purchase price that would otherwise apply under the terms of the Purchase Plan is less than such minimum price. A copy of the Purchase Plan is attached hereto as Appendix B.
The purpose of the Purchase Plan is to provide an incentive to our employees and the employees of our participating subsidiaries to acquire or increase an ownership interest in the Company through the purchase of shares of our common stock. Our Board of Directors adopted the amended and restated Purchase Plan because the Company continues to view the Purchase Plan as a primary vehicle to expand equity ownership among its employees. If the amended and restated Purchase Plan is not approved by our shareholders at the Annual Meeting, then the amendment and restatement of the plan will be void and the plan as in effect prior to the amendment and restatement will remain in effect without any of the changes described above. Approval of the amendment and restatement of the Purchase Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.
1. Background Information on the Purchase Plan
The Purchase Plan was originally adopted in 2003 and options were first granted under the Purchase Plan on July 1, 2003. The grant of options under the Purchase Plan was suspended by the Human Resources Committee of our Board of Directors (the “HR Committee”) effective as of June 30, 2008, because the HR Committee believed that further purchases of our common stock under the Purchase Plan after such date would have likely exceeded 10,585 shares of our common stock, which was the number of remaining shares then authorized for issuance under the Purchase Plan (as adjusted to reflect the one-for-ten reverse stock split that became effective on October 2, 2008 (the “Reverse Split”)). The Purchase Plan will remain in effect whether or not the proposed amendment and restatement of the plan is approved at the Annual Meeting. However, if the Purchase Plan is not so approved, it is unlikely that the HR Committee will authorize the grant of any future options under the Purchase Plan given the small number of shares that remain available for issuance under the plan.
2. Summary of Purchase Plan
Shares Available under the Purchase Plan; Adjustments. Prior to the amendment and restatement of the Purchase Plan, the total number of shares of our common stock that were authorized to be issued under the Purchase Plan was 100,000 shares (after adjustment to reflect the Reverse Split), which may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. As of March 26, 2009, 89,415 of such shares (after adjustment for the Reverse Split) have been issued pursuant to the Purchase Plan. An additional 500,000 shares of our common stock have been reserved for issuance under the Purchase Plan subject to approval of the shareholders of the Company. The number of shares issuable under the Purchase Plan is subject to adjustment in the event of a change in our common stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, the number and option price of shares subject to options outstanding under the Purchase Plan, and the minimum purchase price per share established under the Purchase Plan with respect to both outstanding options and those granted after such event will also be adjusted accordingly.

Eligibility. Our employees and the employees of each of our present or future subsidiaries that have been or will be designated as a “Participating Company” by the HR Committee are eligible to participate in the Purchase Plan provided that they are employed as of the date of grant of an option under the Purchase Plan. However, no option may be granted to an employee if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)). As of March 26, 2009, approximately 5794 employees were eligible to participate in the Purchase Plan.
Participation. Except as otherwise provided in the Purchase Plan, the term of each option granted under the Purchase Plan will be for six months (each of such six-month periods is referred to as an “option period”), which will begin on the first day of each January and July (referred to as a “date of grant”) and end on the last day of each option period (referred to as a “date of exercise”). An eligible employee may elect to participate in the Purchase Plan for any option period that begins on or after July 1, 2009. Subject to certain limitations of the Code, the number of shares subject to an option for a participant will equal the quotient of (a) the aggregate payroll deductions withheld on behalf of such participant during the option period, divided by (b) the option price of our common stock applicable to the option period, including fractions; provided, however, that the maximum number of shares that may be subject to any option granted to a participant may not exceed 1000 (subject to adjustment).
An eligible employee may participate in the Purchase Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Purchase Plan must deliver to the Company, within the time period prescribed by the HR Committee, a payroll deduction authorization in a form prepared by the Company (which may be in electronic or telephonic form) whereby the employee gives notice of his or her election to participate in the Purchase Plan as of the next following date of grant, and whereby he or she designates an integral percentage of his or her eligible compensation to be deducted from his or her compensation for each pay period and paid into the Purchase Plan for his or her account. The designated percentage may not be less than 1% nor greater than 10% (or such other percentage as our Board of Directors or the HR Committee may establish from time to time) of eligible compensation; provided, however, that no employee may be granted an option under the Purchase Plan that permits his or her rights to purchase our common stock under the Purchase Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate that exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Subject to the limits described above, each participant in the Purchase Plan automatically and without any act on the participant’s part will be deemed to have exercised his or her option on each date of exercise to the extent of his or her unused payroll deductions under the Purchase Plan and to the extent the issuance of our common stock to such participant upon such exercise is lawful. The per share purchase price of our common stock to be paid by each participant on each exercise of his or her option will equal 85% of the fair market value of our common stock on the date of exercise or on the date of grant, whichever amount is less. However, if such per share purchase price for any option period would be less than $1.00 (subject to adjustment as described above under Shares Available under the Purchase Plan; Adjustments), then (a) each participant’s option for such option period will automatically terminate and not be exercised and (b) we will promptly refund to each participant the amount of his or her payroll deductions under the Purchase Plan for such option period.
A participant who elects to participate in the Purchase Plan and who takes no action to change or revoke such election for any subsequent date of grant will be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant.
Changes in Payroll Authorization and Withdrawal from the Purchase Plan. A participant may decrease the percentage rate of his or her payroll deduction authorization or suspend or resume payroll deductions at any time during an option period by delivering to the Company a new payroll deduction authorization form (which may be in electronic or telephonic form). In addition, a participant may withdraw in whole from the Purchase Plan at any time prior to the date of exercise relating to a particular option period by timely delivering to the Company a notice of withdrawal in a form prepared by the Company (which may be in electronic or telephonic form). Partial withdrawals are not permitted. Promptly following receipt of the notice of withdrawal, we will refund to the participant the amount of his or her payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options and thereafter the participant’s payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.
Delivery of Shares; Restrictions on Transfer. As soon as practicable after each date of exercise, we will deliver to a custodian one or more certificates representing (or will otherwise cause to be credited to the account of such custodian) the total number of whole shares of our common stock respecting options exercised on such date of exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and will be carried forward to the next date of exercise for certification as part of a whole share. The custodian will keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Purchase Plan, and will provide periodic statements with respect thereto as may be directed by the HR Committee.

Except as otherwise provided in the Purchase Plan, for a period of six months (or such other period as the HR Committee may specify with respect to a particular grant of options) after the date of exercise of an option, a participant may not sell or otherwise transfer, encumber or dispose of the shares of our common stock issued in connection with such exercise. Following this restriction period, the participant may, pursuant to procedures established by the HR Committee and the custodian, direct the sale of some or all of the whole shares of our common stock in his or her account that are not then subject to transfer restrictions and request payment of the net proceeds from such sale. The transfer restrictions will also cease to apply upon the termination of a participant’s employment with the Company and its parent or subsidiary corporations by reason of death or disability.
Termination of Employment. Except as described below, if the employment of a participant terminates for any reason, then the participant’s participation in the Purchase Plan ceases and we will refund the amount of such participant’s payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates due to death, the participant’s designated beneficiary may elect either (a) to withdraw all of the participant’s accumulated unused payroll deductions under the Purchase Plan or (b) to exercise the participant’s option for the purchase of our common stock as of the last day of the option period during which such death occurred for the purchase of the number of full shares of stock which the accumulated payroll deductions at the date of the participant’s death will purchase at the applicable option price.
Restriction Upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Each option is exercisable, during the participant’s lifetime, only by the employee to whom granted.
Administration, Termination and Amendments. The Purchase Plan is administered by the HR Committee. Our Board of Directors in its discretion may terminate the Purchase Plan at any time with respect to any common stock for which options have not been granted. Except with respect to options then outstanding, if not terminated earlier by our Board of Directors, the Purchase Plan will terminate and no further payroll deductions will be made and no further options will be granted after December 31, 2018. Our Board of Directors and the HR Committee each have the right to alter or amend the Purchase Plan or any part thereof from time to time; provided, however, that no change in any option granted may be made that would impair the rights of a participant without the consent of such participant.
Merger, Consolidation or Liquidation of the Company. If we are not the surviving corporation in any merger or consolidation (or survive only as a subsidiary of another entity), or if we are to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (a) the date of exercise for all options then outstanding will be accelerated to a date fixed by the HR Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (b) upon such effective date any unexercised options will expire and we will promptly refund to each participant the amount of such participant’s payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or her or used upon exercise of options.
United States Federal Income Tax Aspects of the Purchase Plan
The following is a brief summary of certain of the United States federal income tax consequences relating to the Purchase Plan based on federal income tax laws currently in effect. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Code.
United States Federal Income Tax Consequences to Participants. A participant’s payroll deductions to purchase shares of our common stock are made on an after-tax basis. There is currently no federal income tax liability to the participant when shares of our common stock are purchased pursuant to the Purchase Plan. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant’s United States federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.
If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant’s death) ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (2) 15% of the fair market value of the shares at the date of grant (the beginning of the applicable option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the option.

If a disqualifying disposition of the shares is made by the participant (i.e., a disposition (other than by reason of death) within two years after the first day of the option period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
United States Federal Income Tax Consequences to the Company or Participating Company. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (1) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code, (2) any applicable reporting obligations are satisfied, and (3) the one million dollar limitation of Section 162(m) of the Code is not exceeded (if applicable).
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXPRESSJET HOLDINGS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX “B” AND IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.
Proposal 4:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS
The Audit Committee of the board of directors desires to continue to engage the services of KPMG LLP for the fiscal year ending December 31, 2009. Accordingly, the Audit Committee has appointed KPMG to audit the financial statements of ExpressJet and its subsidiaries for fiscal 2009 and report on those financial statements. Stockholders are being asked to vote upon the ratification of the appointment. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider their appointment.
On November 4, 2008, the Audit Committee of the Board of Directors of ExpressJet Holdings, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm starting with the annual audit for the calendar year ending December 31, 2009. On November 26, 2008, the Company engaged KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The reports of Ernst & Young on the financial statements of the Company for the years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and subsequent interim period through the filing of the Annual Report for the year ended December 31, 2008 (“Annual Report”), there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of such disagreements in their reports on the financial statements for such years. Further, there have been no reportable events as defined under Item 304 of Regulation S-K. With the filing of the Company’s Annual Report, Ernst & Young’s dismissal has become effective.
Fees paid to ExpressJet’s previous auditors, Ernst & Young during the last two years were as follows:
Audit Fees. Ernst & Young’s fees billed for professional services rendered for (i) the audit of the company’s consolidated financial statements and matters related to our capacity purchase agreements and segment reporting included in our annual report on Form 10-K and management’s assessment of the effectiveness of its internal control over financial reporting in compliance with the Sarbanes-Oxley Act, (ii) reviews of the financial statements included in our quarterly reports on Form 10-Q and (iii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings (such as comfort letters and consents) during 2008 and 2007 were $1,347,898 and $1,706,107, respectively.
Audit-Related Fees. Audit-related fees refer to costs associated with the financial statement audits or our employee benefit plans. No audit-related fees were paid to Ernst & Young during 2008 and 2007 as these services were provided by another audit firm.
Tax Fees. Tax fees billed by Ernst & Young during 2008 and 2007 totaled $73,717 and $30,627, respectively, for tax planning, review of federal, state, local and international income, franchise and other tax returns and miscellaneous tax related services.
All Other Fees. All other fees billed by Ernst & Young during 2008 and 2007 were $0 and $1,902, respectively, to purchase the right to use its accounting and research tool.

The Audit Committee has considered whether the provision of the non-audit services described above by an external auditor is compatible with maintaining the independent auditor’s independence, and determined that these non-audit services are compatible with the required independence. The Audit Committee is required by its charter to approve all services to be provided to the company by the independent auditors. This includes the pre-approval of (i) all audit services and (ii) any significant (i.e., not de minimis ) non-audit services. The Audit Committee has delegated to its chairman, the authority to pre-approve certain of these services, which services are then presented to the full committee at its next regular meeting.
Representatives of KPMG will attend the Meeting to respond to appropriate questions and may choose to make a statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY.
OTHER MATTERS
We have not received notice as required under our bylaws of any other matters to be proposed at the Meeting. Consequently, the only matters to be acted on at the Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.
Section 16(a) Beneficial Ownership Reporting Compliance
Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2008, with the exception of the initial Form 3 and Form 4 filings for William F. Loftus upon his election to the board on September 11, 2008, which were filed late due to weather and administrative difficulties in the wake of Hurricane Ike.
2010 Annual Meeting
Any stockholder who wants to present a proposal at the 2010 annual meeting of stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit the proposal in writing to the Secretary of the company at our principal executive offices by December 11, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business not included in our notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice. To be timely for the 2010 annual meeting of stockholders, that notice must be delivered to the company’s Secretary at our principal executive offices not less than 45 days and not more than 75 days prior to April 2, 2010. However, if the 2010 annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 30 days, from May 14, 2010, then the notice must be delivered not later than the close of business on the later of (a) the ninetieth day prior to the 2010 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 2010 annual meeting is first made. The notice must contain and be accompanied by certain information as specified in the bylaws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which are available on our website at www.expressjet.com or may be obtained without charge through a written request addressed to the Secretary at our principal executive offices.
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ABOVE IN THE PROXY STATEMENT, OR SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.
You can view our Annual Report on Form 10-K for the year ended December 31, 2008, including exhibits, or fill out our online request to get a copy of the 10-K (excluding exhibits) by mail, free of charge, by visiting Investor Relations at www.expressjet.com or sending your request to Investor Relations, 700 North Sam Houston Parkway West, Ste 200, Houston, TX 77067. We will furnish to interested security holders a copy of any exhibit to the 10-K, if requested in writing and accompanied by payment of reasonable fees relating to our furnishing the exhibit. Requests for copies should be addressed to the company’s Secretary at the company’s headquarters at 700 North Sam Houston Parkway West, Ste 200, Houston, Texas 77067.

Appendix A
EXPRESSJET HOLDINGS, INC.
2007 STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 14, 2009)
Effective as of May 23, 2007, ExpressJet Holdings, Inc. (the “Company”), a Delaware corporation, adopted the 2007 Stock Incentive Plan (the “Plan”). The Plan as set forth herein constitutes an amendment and restatement of the Plan as previously adopted, and shall supersede and replace in its entirety such previously adopted plan.
1. PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors of the Company and as employees of the Company and its Subsidiaries who are expected to contribute to the Company’s success, and to achieve long-term objectives that will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2. DEFINITIONS
2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.
2.3. “Board” shall mean the board of directors of the Company.
2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5. “Committee” shall, subject to the following sentence, mean the Human Resources Committee of the Board or a subcommittee thereof formed by the Human Resources Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded); provided, however, that as it relates to, any person who is neither a Covered Employee nor subject to Section 16 of the Exchange Act, “Committee” shall mean the Chief Executive Officer of the Company in his capacity as CEO Committee of the Board (or, if the Chief Executive Officer is not a director of the Company or if the CEO Committee of the Board is dissolved, the Committee).
2.6. “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.
2.7. “Director” shall mean a non-employee member of the Board.
2.8. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2.9. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.11. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.12. “Limitations” shall have the meaning set forth in Section 10.4.
2.13. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.14. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.15. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.
2.16. “Payee” shall have the meaning set forth in Section 13.1.
2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.18. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.19. “Performance Period” shall mean that period established by the Committee of not less than 12 months during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.20. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.21. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.23. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.24. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.25. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.26. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.27. “Shares” shall mean the shares of common stock of the Company, par value $.01 per share.
2.28. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.29. “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last in the unbroken chain possesses 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

2.30. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.31. “Vesting Period” shall have the meaning set forth in Section 7.1.
3. SHARES SUBJECT TO THE PLAN
3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, the total number of Shares authorized (i) for issuance under the Plan and (ii) for issuance under the Plan through “incentive stock options” as defined in Section 422 of the Code shall be the sum of 2,400,000 and the number of Shares that remained available for issuance under the Plan immediately prior to the effective date of this amendment and restatement of the Plan.
(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.
(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any 36-month period pursuant to Section 10.4. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination. Grants of Awards described in the preceding sentence shall be made in compliance with any rules of the New York Stock Exchange or other exchange on which the Company’s common stock is listed.
3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
4. ELIGIBILITY AND ADMINISTRATION
4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.
4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
5. OPTIONS
5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written (including an electronic writing) Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.
5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.
5.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b) Unless otherwise provided in an Award Agreement, full payment of the purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (i) retirement, death or disability of a Participant, or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives), Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).
5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.
5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code.

6. STOCK APPRECIATION RIGHTS
6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of the one Share on the date of grant of such right.
(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.
(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to adjustment as provided in Section 12.2) or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), except for Substitute Awards, (ii) have a term not greater than ten (10) years, and (iii) not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) retirement, death or disability of a Participant or (y) special circumstances determined by the Committee, such as the achievement of performance objectives.
(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.
(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards, awards under the Company’s Long Term Incentive Plan and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Restricted Stock Award or Restricted Stock Unit Award that is subject to Article 10 shall be accumulated (or reinvested in additional Restricted Stock or Restricted Stock Units) until the vesting of such Award pursuant to Article 10.

7.4. Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, and a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards, awards under the Company’s Long Term Incentive Plan and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions on vesting set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors.
8. OTHER SHARE-BASED AWARDS
8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.
8.2. Award Agreements. The terms of an Other Share-Based Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Other Share-Based Award that is subject to Article 10 shall be accumulated (or reinvested in additional Other Share-Based Awards) until the vesting of such Award pursuant to Article 10.
8.3. Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, and a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors.
8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS
9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee, not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Performance Award that is subject to Article 10 shall be accumulated (or reinvested in additional Performance Awards) until the vesting of such Award pursuant to Article 10.
9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. CODE SECTION 162(m) PROVISIONS
10.1. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, aircraft rent, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
10.2. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.
10.3. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
10.4. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 500,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are denominated in Shares subject to this Article 10 in any 36-month period with respect to more than 300,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE IN CONTROL PROVISIONS
11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.
11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;
(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the holders of Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) or (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non — Qualifying Transaction”);
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or
(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
12. GENERALLY APPLICABLE PROVISIONS
12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.4. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, appropriate adjustments and other substitutions shall be made to the Plan and the Awards taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan, with the specific manner and method of effecting such adjustment (which may include, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable contributions; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed with respect to any Award that is subject to Article 10 shall be accumulated (or reinvested) until the vesting of such Award pursuant to Article 10.
13. MISCELLANEOUS
13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan or the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Participants under the Plan.
13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed, which execution may be effected electronically, an agreement or other instrument evidencing the Award and delivered a copy thereof, including by way of electronic transmission, to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.
13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
13.13. Effective Date of Plan; Termination of Plan. The Plan originally became effective as of May 23, 2007. This amendment and restatement of the Plan shall be effective as of May 14, 2009, provided this amendment and restatement is adopted by the Board on or before such date and approved by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company held on such date. If this amendment and restatement of the Plan is not so approved by the holders of the shares, then this amendment and restatement shall be void ab initio, and the Plan as in effect immediately prior to this amendment and restatement shall continue in effect as if this amendment and restatement had not occurred. Awards may be granted under the Plan at any time and from time to time on or prior to May 23, 2017, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B
EXPRESSJET HOLDINGS, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The ExpressJet Holdings, Inc. 2009 Employee Stock Purchase Plan (the “Plan”) is intended to provide an incentive for employees of ExpressJet Holdings, Inc. (the “Company”) and any Participating Company (as defined in paragraph 3) to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock, par value $.01 per share (the “Stock”). The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.
The Plan as set forth herein constitutes an amendment and restatement of the ExpressJet Holdings, Inc. 2003 Employee Stock Purchase Plan previously adopted by the Company (the “2003 Plan”), and shall supersede and replace in its entirety such plan.
2. Administration of the Plan. The Plan shall be administered by the Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate, and such persons shall not be liable for any decision, determination or action taken in good faith in connection with such delegated administration.
3. Participating Companies. The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a “Participating Company” by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.
4. Eligibility. Subject to the provisions hereof, all employees of the Company and the Participating Companies who are employed by the Company or any Participating Company as of a Date of Grant (as defined in subparagraph 6(a)) shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code).
5. Stock Subject to the Plan. Prior to the effective date of this amendment and restatement, 10,585 shares of Stock (determined after giving effect to the Company’s one-for-ten reverse Stock split that occurred on October 1, 2008) have been sold pursuant to options granted under the 2003 Plan. Subject to the provisions of paragraph 12, the aggregate number of shares that may be sold pursuant to options granted under the Plan from and after the effective date of this amendment and restatement shall not exceed 510,585 shares of the authorized Stock, which shares may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6. Grant of Options.
(a) General Statement; “Date of Grant”; “Option Period”; “Date of Exercise”. Following the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to purchase shares of Stock to all eligible employees who elect to participate in the Plan. Except as otherwise determined by the Committee, these options shall be granted on July 1, 2009, and, thereafter, on the first day of each successive January and July (each of which dates is herein referred to as a “Date of Grant”). Except as provided in paragraph 12, the term of each option shall be for six months (each such six-month period is herein referred to as an “Option Period”), which shall begin on a Date of Grant and end on the last day of each Option Period (herein referred to as a “Date of Exercise”). Subject to subparagraph 6(e), the number of shares subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 6(b), divided by (ii) the Option Price (as defined in subparagraph 7(b)) of the Stock applicable to the Option Period, including fractions; provided, however, that the maximum number of shares that may be subject to any option for a participant may not exceed 1000 (subject to adjustment as provided in paragraph 12).
(b) Election to Participate; Payroll Deduction Authorization. An eligible employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each eligible employee who elects to participate in the Plan shall deliver to the Company or any third party administrator designated by the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company (which may be in electronic or telephonic form) whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 10% (or such other percentage as the Board or the Committee may establish from time to time prior to a Date of Grant).
(c) Changes in Payroll Authorization. A participant may withdraw from the Plan as provided in paragraph 8. In addition, a participant may decrease the percentage rate of his payroll deduction authorization referred to in subparagraph 6(b) or suspend or resume payroll deductions during the relevant Option Period by delivering to the Company or any third party administrator designated by the Company a new payroll deduction authorization in a form prepared by the Company (which may be in electronic or telephonic form). Such decrease, suspension or resumption will be effective as soon as administratively feasible after receipt of the participant’s new payroll deduction authorization form.
(d) “Eligible Compensation” Defined. The term “Eligible Compensation” means regular straight-time earnings or base salary, except that such term shall not include payments for overtime, incentive compensation, bonuses or other special payments.
(e) $25,000 Limitation. No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.
(f) Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section1.421-1(h)(2), a participant’s elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section1.421-1(h)(2), then such participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 6(f), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof. Further, notwithstanding the preceding provisions of this subparagraph 6(f), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 6(f) and such leave of absence exceeds the Maximum Period, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof and terminated his employment for purposes of the Plan on the day immediately following the last day of the Maximum Period. For purposes of the preceding sentence, the term “Maximum Period” shall mean, with respect to a participant, the three-month period beginning on the first day of the participant’s leave of absence; provided, however, that if the participant’s right to reemployment by the Company (or a parent or subsidiary corporation of the Company) is provided either by statute or contract, then such three-month period shall be extended until the last day upon which such reemployment rights are so provided.
(g) Continuing Election. Subject to the limitation set forth in subparagraph 6(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 6(e) shall re-commence at the rate provided in such participant’s payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 6, withdraws from the Plan as provided in paragraph 8 or is terminated from the Plan as provided in paragraph 9.

7. Exercise of Options.
(a) General Statement. Subject to the limitation set forth in subparagraph 6(e), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful. If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, the Company shall allocate the remaining shares by reducing participants’ designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.
(b) “Option Price” Defined. The term “Option Price” shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is lesser. Notwithstanding the provisions of the preceding sentence or any other provision in the Plan to the contrary, if the Option Price for any Option Period is less than $1.00 per share (subject to adjustment as provided in paragraph 12), then (i) the participant’s option relating to such Option Period shall automatically terminate and shall not be exercised, (ii) the Company shall promptly refund to each participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and (ii) the participant shall have no further interest in the unexercised option relating to such Option Period. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date as reported by The Wall Street Journal in the New York Stock Exchange Composite Transactions (or, if no shares of Stock have been traded on that date, on the next regular business date with respect to the Date of Grant, or on the preceding regular business day with respect to the Date of Exercise, on which shares of the Stock are so traded). Notwithstanding the preceding sentence, in the event the Stock is not listed on the New York Stock Exchange, Inc. at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
(c) Delivery of Shares; Restrictions on Transfer. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees hereunder. Any remaining amount representing a fractional share shall not be certificated (or otherwise so credited) and shall be carried forward to the next Date of Exercise for certification (or credit) as part of a whole share. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each eligible employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which the Company’s General Counsel or his designee deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option. Except as hereinafter provided, for a period of six months (or such other period as the Committee may from time to time specify with respect to a particular grant of options) after the Date of Exercise of an option (the “Restriction Period”), the shares of Stock issued in connection with such exercise may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the optionee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 7(c) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and request payment of the net proceeds from such sale. Unless sold by the custodian, the shares of Stock in an optionee’s Company stock account shall be held by the custodian for a period of two years following the date of grant. Further, upon the termination of the optionee’s employment with the Company and its parent or subsidiary corporations by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the transfer restrictions set forth in this subparagraph 7(c) shall cease to apply and the custodian shall, upon the request of such optionee (or as applicable, such optionee’s personal representative), deliver to such optionee a certificate issued in his name representing (or otherwise credit to an account of such optionee) the aggregate whole number of shares of Stock in his Company stock account under the Plan. At the time of distribution of such shares, any fractional share in such Company stock account shall be converted to cash based on the fair market value of the Stock on the date of distribution and such cash shall be paid to the optionee. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 7(c) and to assure compliance with applicable laws.

8. Withdrawal from the Plan.
(a) General Statement. Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company or any third party administrator designated by the Company a notice of withdrawal in a form prepared by the Company (which may be in electronic or telephonic form). The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.
(b) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).
9. Termination of Employment.
(a) General Statement. Except as provided in subparagraph 9(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.
(b) Termination by Death. If the employment of a participant terminates due to death, the participant’s designated beneficiary will have the right to elect, no later than 10 days prior to the last day of the Option Period during which such death occurred, either to:
(1) withdraw all of the accumulated unused payroll deductions and shares of Stock credited to the participant’s account under the Plan (whether or not the Restriction Period with respect to such shares has expired); or
(2) exercise the participant’s option for the purchase of Stock on the last day of the Option Period during which such death occurred for the purchase of the number of full shares of Stock which the accumulated payroll deductions at the date of the participant’s death will purchase at the applicable Option Price (subject to subparagraph 6(e)), with any excess cash in such account to be returned to the participant’s designated beneficiary.
Such designated beneficiary must make such election by giving written notice to the Committee in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the designated beneficiary will automatically be deemed to have elected as set forth in clause (2) above, and promptly after the exercise so described in clause (2) above, all shares of Stock in such participant’s account under the Plan will be distributed to such designated beneficiary.
(c) Beneficiary Designation. Each participant shall have the right to designate a beneficiary to exercise the rights specified in subparagraph 9(b) in the event of such participant’s death. Any designation (or change in designation) of a beneficiary must be filed with the Committee in a time and manner designated by the Committee in order to be effective. Any such designation of a beneficiary may be revoked by the participant by filing a later valid designation or an instrument of revocation with the Committee in a time and manner designated by the Committee. If no beneficiary is designated, the designated beneficiary will be deemed to be the participant’s personal representative.
10. Restriction Upon Assignment of Option. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Subject to subparagraph 9(b), each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.
11. No Rights of Stockholder Until Exercise of Option. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder, until such option has been exercised. With respect to an individual’s Stock held by the custodian pursuant to subparagraph 7(c), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto and shall, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable thereto.

12. Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, the number and Option Price of shares subject to options outstanding under the Plan, and the minimum Option Price established pursuant to subparagraph 7(b) with respect to both future and outstanding options.
If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant’s payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.
13. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid or credited to any participant.
14. Term of the Plan. The 2003 Plan was effective on the date provided therein. This amendment and restatement shall be effective upon the date of its adoption by the Board, provided this amendment and restatement is approved by the stockholders of the Company at a duly called meeting of the Company’s stockholders held on May 12, 2009. If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the 2003 Plan shall continue in effect as if this amendment and restatement had not occurred. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 15, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after December 31, 2018.
15. Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board and the Committee shall each have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.
16. Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with any applicable provisions of Rule 16b-3. As to such persons, this Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
17. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

18. Miscellaneous Provisions.
(a) Parent and Subsidiary Corporations. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) or (f) of the Code.
(b) Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
(c) Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.
(d) Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.
(e) Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.
(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
(g) Electronic and/or Telephonic Documentation and Submission. Any of the payroll deduction authorizations, enrollment documents and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.
(h) Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

Please mark your votes as indicated in this example	☒

1. To elect three Class II directors to serve terms expiring at the 2012 annual stockholders meeting.	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees: 01 George R. Bravante, Jr	☐	☐	☐	2.	To consider and act upon a proposal to amend and restate the 2007 Stock Incentive Plan.	☐	☐	☐
02 Janet M. Clarke
03 Alan H. Freudenstein				3.	To consider and act upon a proposal to approve the 2009 Employee Stock Purchase Plan.	☐	☐	☐

				4.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the company and its subsidiaries for 2009.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) * Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on May 13, 2009.

EXPRESSJET HOLDINGS, INC.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://www.expressjet.com

INTERNET
http://www.proxyvoting.com/xjt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

47127

EXPRESSJET HOLDINGS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 14, 2009
This Proxy Is Solicited on Behalf of the Board of Directors
     The undersigned hereby authorizes James B. Ream and Suzanne L. Johnson, and each of them, with full power of substitution, to represent and vote the stock of the undersigned in ExpressJet Holdings, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on May 14, 2009, and at any adjournment or postponement thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such annual meeting. Pursuant to federal law and the Certificate of Incorporation of ExpressJet Holdings, Inc., voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a “U.S. Citizen” as that term is defined in the company’s proxy statement or that the shares of stock represented by this Proxy have been registered on the company’s Foreign Stock Record.
     Whether or not you expect to attend the annual meeting, please vote your shares. As explained on the other side of this proxy, you may vote by internet or by telephone, or you may execute and return this proxy, which may be revoked at any time prior to its use.
     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE OTHER SIDE OF THIS PROXY (PROPOSAL 1), “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2007 STOCK INCENTIVE PLANT (PROPOSAL 2), “FOR” THE APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 3), AND “FOR” THE RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 4).
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for ExpressJet Holdings, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
47127